As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primus Telecommunications IHC, Inc.

Primus Telecommunications Group, Incorporated

Primus Telecommunications Holding, Inc.

Primus Telecommunications, Inc.

Least Cost Routing, Inc.

TresCom U.S.A., Inc.

iPRIMUS USA, Inc.

iPRIMUS.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4813	54-1708481
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive

McLean, Virginia 22102

(703) 902-2800

(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

K. PAUL SINGH

PRESIDENT, PRIMUS TELECOMMUNICATIONS IHC, INC.

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER,

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

7901 Jones Branch Drive

McLean, Virginia 22102

(703) 902-2800

Copies of Correspondence to:

Brian J. Lynch

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, Virginia 22102

Tel: (703) 610-6100

Fax: (703) 610-6200

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
14 1/4% Senior Secured Notes due 2011(2)	$108,210,000	100%	$108,210,000	$3,322
Guarantees of the 14 1/4% Senior Secured Notes due 2014 (2)	N/A	N/A	N/A	None

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, and reflects the estimated book value of the securities being registered as of June , 2007. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.
(2)

The 14 1/4% Senior Secured Notes due 2011 will be the obligations of Primus Telecommunications IHC, Inc. and will be guaranteed from the date of their issuance by Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., Primus Telecommunications, Inc., TresCom International, Inc., Least Cost Routing, Inc., TresCom U.S.A., Inc., iPRIMUS USA, Inc., and iPRIMUS.com, Inc. The registrant is hereby registering the guarantees that will become effective upon issuance of the 14 1/4% Senior Secured Notes due 2011 registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated June     , 2007

PROSPECTUS

PRIMUS TELECOMMUNICATIONS IHC, INC.

OFFER TO EXCHANGE

$108,210,000 principal amount of its

14 1/4% Senior Secured Notes due 2011,

which have been registered under the Securities Act,

for any and all of its outstanding

14 1/4% Senior Secured Notes due 2011

GUARANTEED BY:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

PRIMUS TELECOMMUNICATIONS, INC.

TRESCOM INTERNATIONAL, INC.

LEAST COST ROUTING, INC.

TRESCOM U.S.A., INC.

IPRIMUS USA, INC.

IPRIMUS.COM, INC.

We are offering to exchange all of our outstanding 14 1/4% Senior Secured Notes due 2011 that were issued on February 26 and March 28, 2007, which we refer to as the “outstanding notes,” for our registered 14 1/4% Senior Secured Notes due 2011, which we refer to as the “exchange notes.” We refer to the outstanding notes and the exchange notes collectively as the “notes.” The terms of the exchange notes are identical to the terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, and, therefore, registration rights provisions relating to our making an exchange offer for the outstanding notes will not apply to the exchange notes. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date for the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

Please consider the following:

•	Our offer to exchange the outstanding notes for exchange notes will be open until 5:00 p.m., New York City time, on , 2007, unless we extend the offer.

•	You should carefully review the procedures for tendering the outstanding notes beginning on page 14 of this prospectus.

•	If you fail to tender your outstanding notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•

The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into with the initial purchasers of the outstanding notes and is being made pursuant to that agreement.

•

All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act of 1933, as amended.

•	No public market currently exists for the notes. We do not intend to list the exchange notes on any securities exchange, and therefore, no active public market is anticipated.

•	We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

Information About the Notes:

•	The notes will mature on May 20, 2011.

•

We will pay interest on the notes semi-annually in arrears on May 31 and November 30 at the rate of 14 1/4% per annum. The first scheduled interest payment date for the outstanding notes was May 31, 2007. Interest on the exchange notes will accrue from the later of:

•	the last payment date on which interest was paid on the outstanding notes; or

•

if the exchange offer is consummated on a date after the record date for an interest payment date to occur on or after the date of such exchange as to which interest will be paid, the date of such interest payment. No additional interest will be paid on the outstanding notes tendered and accepted for exchange.

•	We may redeem the notes, in whole or in part, on or after February 26, 2008 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages, if any.

•

The notes are direct, secured and unsubordinated obligations that rank behind an existing First Lien Term Loan due February 18, 2011 and the guarantees are subordinated in right of payment to the guarantees of the First Lien Term Loan.

•

At any time prior to February 26, 2008, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of notes at a redemption price of 100% of the principal amount thereof, plus applicable accrued and unpaid interest with the net cash proceeds of certain equity offerings subject to certain conditions set forth in this prospectus.

•

Upon a change of control, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the exchange notes passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than the information or representations contained or incorporated by reference in this prospectus. If you are given any information or representations about these matters that are different from the information or representations contained or incorporated by reference in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The information contained in this prospectus or incorporated by reference in this prospectus is current only as of the date on the cover page of this prospectus or the date of the document incorporated by reference, and may change after that date. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information contained in this prospectus is correct after the date hereof, or that the information incorporated by reference in this prospectus is correct after the date of the document in which it is contained that is incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, which are available at our website at www.primustel.com/docs/aboutus.html under Corporate Governance. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You also may inspect copies of these materials at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC’s web site at “http://www.sec.gov.”

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document we filed with the SEC. The information incorporated by reference is considered to be a part of, and is in fact an important part of, this prospectus, and information that we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of securities covered by this prospectus is completed, except that we do not incorporate by reference any additional documents or information furnished and not filed with SEC (the “Incorporated SEC Filings”):

•	Current Reports on Form 8-K, filed with the SEC on April 2, 2007, May 3, 2007, May 24, 2007, June 1, 2007 (the “June 1 8-K”), June 8, 2007, and June 25, 2007 (the “June 25 8-K”);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 15, 2007, as amended and superseded in part by the June 21 8-K;

•

Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 30, 2007, excluding the information contained in such proxy statement under the captions “Compensation Committee Report on Executive Compensation,” “Compensation Discussion and Analysis” and “Report of the Audit Committee,” which are not incorporated by reference in this prospectus; and

•

PRIMUS Annual Report on Form 10-K for the year ended December 31, 2006, as amended and superseded in part by the June 1 8-K and the June 25 8-K, excluding the information contained in such filing under the caption “Stock Price Performance Graph,” which is not incorporated by reference in this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits, unless the exhibits are specifically incorporated by reference into the prospectus. You should direct your requests to: Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attn: SEC Reporting.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference into this prospectus and elsewhere concerning PRIMUS constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Forward-looking statements include, without limitation, statements set forth in this prospectus and elsewhere regarding, among other things:

•

expectations of future growth, creation of shareholder value, revenue, foreign revenue contributions and net income, as well as income from operations, margins, earnings per share, cash flow and cash sufficiency levels, working capital, network development, customer migration and related costs, spending on and success with new product initiatives, including the development of broadband Internet, VOIP, wireless, local, data and hosting services, traffic development, capital expenditures, selling, general and administrative expenses, income tax expense, fixed asset and goodwill impairment charges, service introductions and cash requirements;

•

increased competitive pressures, declining usage patterns, and our new product initiatives, bundled service offerings, the pace and cost of customer migration onto our networks, the effectiveness and profitability of the new products;

•	financing, refinancing, de-leveraging and/or debt repurchase, restructuring, exchange or tender plans or initiatives, and potential dilution of existing equity holders from such initiatives;

•	liquidity and debt service forecasts;

•	assumptions regarding currency exchange rates;

•	timing, extent and effectiveness of cost reduction initiatives and management’s ability to moderate or control discretionary spending;

•	management’s plans, goals, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, product plans, performance and results;

•	management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; and

•	ability to generate net cash proceeds over the next eighteen months from the disposition of selective assets without material impairment to profitability.

Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward looking statements include those set forth in “Risk Factors” as well as, without limitation:

•	changes in business conditions causing changes in the business direction and strategy by management;

•	heightened competitive pricing and bundling pressures in the markets in which PRIMUS operates;

•	accelerated decrease in minutes of use on wireline phones;

•	fluctuations in the exchange rates of currencies, particularly of the USD relative to foreign currencies of the countries where PRIMUS conducts its foreign operations;

•	adverse interest rate developments affecting our variable interest rate debt;

•

difficulty in maintaining or increasing customer revenues and margins through our new product initiatives and bundled service offerings, and difficulties in migrating and provisioning broadband and local customers to DSL networks;

•	inadequate financial resources to promote and to market the new product initiatives;

•

fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers;

•	the possible inability to raise additional capital when needed, on attractive terms, or at all;

•	possible claims under our existing debt instruments which could impose constraints and limit our flexibility;

•	the inability to reduce, repurchase, refinance, exchange, tender for or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations;

•	the impact of the delisting of our common stock from the Nasdaq Capital Market which may impair our ability to raise capital;

•

further changes in the telecommunications or Internet industry, including rapid technological changes, regulatory and pricing changes in our principal markets and the nature and degree of competitive pressure that we may face;

•	adverse tax or regulatory rulings from applicable authorities;

•	enhanced broadband, DSL, Internet, wireless, VOIP, date and hosting and local and long distance voice telecommunications competition;

•	changes in financial, capital market and economic conditions;

•	changes in service offerings or business strategies, including the need to modify business models if performance is below expectations;

•	difficulty in retaining existing long distance wireline and dial-up ISP customers;

•	difficulty in migrating or retaining customers associated with acquisitions of customer bases, or integrating other assets;

•	difficulty in selling new services in the marketplace;

•	difficulty in providing broadband, DSL, local, VOIP, data and hosting or wireless services;

•	changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate;

•

restrictions on our ability to execute certain strategies or complete certain transactions as a result of our inexperience with new product initiatives, or limitations imposed by available cash resources, our capital structure or debt covenants;

•

risks associated with our limited DSL, Internet, VOIP, data and hosting and wireless experience and expertise, including effectively utilizing new marketing channels such as interactive marketing employing the Internet;

•	entry into developing markets;

•	aggregate margin contribution from the new products are not sufficient in amount or timing to offset the margin decline in our legacy long distance voice and dial-up ISP businesses;

•	the possible inability to hire and/or retain qualified executive management, sales, technical and other personnel;

•	risks associated with international operations;

•	dependence on effective information systems;

•	possible claims for patent infringement on products or processes employed in providing our services;

•

dependence on third parties for access to their networks to enable us to expand and manage our global network and operations and to offer broadband, DSL, local, VOIP and wireless services, including dependence upon the cooperation of incumbent carriers relating to the migration of customers;

•	dependence on the performance of our global standard asynchronous transfer mode and Internet-based protocol (ATM+IP) communications network;

•

adverse regulatory rulings or actions affecting our operations, including the imposition of taxes and fees, the imposition of obligations upon VOIP providers to provide enhanced 911 (E911) services and restricting access to broadband networks owned and operated by others; and

•

the potential further elimination or limitation of a substantial amount or all of our United States or foreign operating loss carryforwards due to future significant issuances of equity securities, changes in ownership or other circumstances, which carryforwards would otherwise be available to reduce future taxable income.

As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You are advised, however, to consult the discussion of risks and uncertainties under “Risk Factors” in this prospectus and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Short- and Long-Term Liquidity Considerations and Risks” and “Business—Legal Proceedings” in our Form 10-K and Form 10-Q (or the Incorporated SEC Filings) filed with the SEC. See “Where You Can Find More Information.” These are the principal factors that we think could cause our actual results to differ materially from expected results, but other factors could also adversely affect our business and the value of your investment in our securities.

PROSPECTUS SUMMARY

The following summary is provided solely for your convenience. This summary is not intended to be complete and may not contain all of the information that you should consider before exchanging your outstanding notes for exchange notes. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, included elsewhere or incorporated by reference in this prospectus. You should read carefully the full text and more specific details contained elsewhere or incorporated by reference in this prospectus, including the “Risk Factors” section and our consolidated financial statements and the notes thereto, before exchanging your outstanding notes for exchange notes. For a more detailed description of the exchange notes and the exchange offer, see “Description of the Exchange Notes” and “The Exchange Offer.”

In this prospectus, (i) Primus Telecommunications IHC, Inc., the issuer of the notes and an indirect, wholly owned subsidiary of Primus Telecommunications Group, Incorporated (or “Parent”), is referred to as the “Issuer” and (ii) references to “Primus,” “PRIMUS,” “the Company,” “we,” “us,” or “our” are references to Parent and its subsidiaries collectively, including the Issuer, unless it is clear from the context or expressly stated that the reference is only to Parent or the Issuer or any particular subsidiary of Parent.

The Issuer

The exchange notes will be issued by the Issuer.

The Parent

Primus is an integrated telecommunications services provider offering a portfolio of international and domestic voice, wireless, Internet, voice-over-Internet protocol (VOIP), data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Australia, Canada, the United Kingdom and western Europe. Our focus is to service the demand for high quality, competitively priced communications services that is being driven by the globalization of the world’s economies, the worldwide trend toward telecommunications deregulation and the growth of broadband, Internet, VOIP, wireless and data traffic.

We target customers with significant telecommunications needs, including small- and medium-sized enterprises (SMEs), multinational corporations, residential customers, and other telecommunications carriers and resellers. We provide services over our global network, which consists of:

•

15 carrier-grade international gateway and domestic switching systems (the hardware/software devices that direct the voice traffic across the network) in the United States, Canada, Australia, Europe and Japan;

•	approximately 350 interconnection points to the Company’s network, or points of presence (POPs), within its service regions and other markets;

•	undersea and land-based fiber optic transmission line systems that PRIMUS owns or leases and that carry voice and data traffic across the network; and

•

global network and data centers that use a high-bandwidth network standard (asynchronous transfer mode) and Internet-based protocol (ATM+IP) to connect with the network. The global VOIP network is based on routers and gateways with an open network architecture which connects the Company’s partners in over 150 countries.

The services Primus offers can be classified into three main product categories: voice, data/Internet and VOIP services. Within these three main product categories, Primus offers its customers a wide range of services, including:

•	international and domestic long distance services;

•	wholesale and retail VOIP services;

•	wireless services;

•	prepaid services, toll-free services and reorigination services;

•	dial-up, dedicated and high-speed Internet access;

•	local voice services;

•	ATM+IP broadband services; and

•	managed and shared Web hosting services and applications.

Generally, Primus prices its services competitively or at a discount with the major carriers and service providers operating in its principal service regions. Primus seeks to continue to generate net revenue through sales and marketing efforts focused on customers with significant communications needs (international and domestic voice, wireless, VOIP, high speed and dial-up Internet and data), including SMEs, multinational corporations, residential customers, and other telecommunications carriers and resellers. PRIMUS also seeks growth opportunities through acquisitions.

Since 2005, we have selectively targeted opportunities to participate in growth areas for telecommunications—local, wireless, broadband, and VOIP, which we call our new products or new product initiatives. Our approach in these areas has common elements: focus on bundling services to end-user customers; leverage our existing global voice, data and Internet network; and utilize established distribution channels and back-office systems.

Holding

Primus Telecommunications Holding, Inc. (or “Holding”) is a wholly owned subsidiary of Parent. Holding owns, directly or indirectly, all of the common stock of the operating subsidiaries of the Primus group.

Recent Developments

On June 6, 2007, Primus issued 6,000,000 shares of its common stock in exchange for $5.0 million principal amount of our Step Up Convertible Subordinated Debentures due August 2009.

Other Information

Issuer was incorporated in Delaware in 2003. Parent was incorporated in Delaware in 1994. Holding was incorporated in Delaware in 2003. The principal executive offices of each of the Issuer, Parent and Holding are located at 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, and the telephone number at that address is (703) 902-2800.

The Guarantors

The guarantors of the outstanding notes as of the date of this Prospectus are Parent, Holding and the following direct or indirect subsidiaries of Holding: Primus Telecommunications, Inc.; TresCom International, Inc.; Least Cost Routing, Inc.; TresCom U.S.A., Inc.; iPRIMUS USA, Inc.; and iPRIMUS.com, Inc. (and the foregoing entities, together with any additional future guarantor of obligations under the First Lien Term Loan are referred to collectively as the “Guarantors”). The Guarantors will guarantee the exchange notes issued in the exchange offer.

Risk Factors

You should carefully consider all of the information contained in this prospectus prior to exchanging your outstanding notes for exchange notes. In particular, we urge you to carefully consider the information set forth under “Risk Factors” beginning on page 18 for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and an investment in the exchange notes.

Summary of the Terms of the Exchange Offer

For additional information regarding the exchange offer, see “The Exchange Offer.”

The Exchange Offer

Up to $108,210,000 aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. The terms of the exchange notes and outstanding notes are identical, except that the exchange notes have been registered under the Securities Act and, therefore, registration rights provisions relating to our making an exchange offer for the outstanding notes will not apply to the exchange notes. Outstanding notes may be tendered for exchange notes in whole or in part in any integral multiple of $1,000. We are making the exchange offer in order to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes, see “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

•	are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	are a broker-dealer who purchased outstanding notes directly from us for resale, under Rule 144A or Regulation S under the Securities Act or any other available exemption under the Securities Act;

•	are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes which were acquired by you as a result of market-making or other trading activities;

•	acquired the exchange notes other than in the ordinary course of your business; or

•	have an arrangement with any person to engage in the distribution of exchange notes.

However, the SEC has not considered our exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See “The Exchange Offer—Purpose and Effect” and “Plan of Distribution.”

Registration Rights Agreement

We sold the outstanding notes on February 26, 2007 and March 28, 2007, in private placement transactions in reliance on Section 4(2) of the Securities Act. At the same time of such closings, we entered into a registration rights agreement with the initial purchasers requiring us to make the exchange offer. Under the registration rights agreement, we will have to pay liquidated damages to the holders of the notes if:

•	the registration statement of which this prospectus is a part has not been filed on or before June 26, 2007 or is not declared effective by November 27, 2007;

•	the exchange offer is not consummated within 35 business days of the effective date of the related registration statement; or

•

we are required to file a shelf registration statement for the resale of the notes and fail to file such shelf registration statement or have such shelf registration statement declared effective within specified time periods.

Expiration Date	The exchange offer will expire at 5:00 p.m., , 2007, New York City time, or a later date and time if we extend it.

Withdrawal

The tender of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer—Withdrawal Rights.” Any outstanding notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Interest on the Exchange Notes	Interest on the exchange notes will accrue from the later of:

•	the last interest payment date on which interest was paid on the outstanding notes; or

•

if the exchange offer is consummated on a date after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date. No additional interest will be paid on the outstanding notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

•	to delay the acceptance of the outstanding notes for exchange;

•	to terminate the exchange offer if one or more specific conditions have not been satisfied;

•

to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes; or

•	to waive any condition or otherwise amend the terms of the exchange offer in any respect. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Procedures for Tendering Outstanding Notes

If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the outstanding notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact your nominee holder promptly if you wish to tender outstanding notes pursuant to the exchange offer. If you are a person holding the outstanding notes through the Depository Trust Company and wish to accept the exchange offer, you must do so through the Depository Trust Company’s Automated Tender Offer Program, by which you will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, you will be making a number of important representations to us, as set forth in the letter of transmittal and described under “The Exchange Offer—Purpose and Effect.”

Letters of transmittal and certificates representing outstanding notes should not be sent to us. Those documents should be sent only to the exchange agent. The address, and telephone and facsimile numbers, of the exchange agent are set forth in “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Upon consummation of the exchange offer, we will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Exchange Agent

U.S. Bank National Association, is serving as exchange agent in connection with the exchange offer. The address, and telephone and facsimile numbers, of the exchange agent are set forth in “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Federal Tax Considerations

The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for U.S. federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for U.S. federal income tax purposes as a result of the exchange. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered hereby.

Effect of Not Tendering

Outstanding notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to accrue interest and be subject to their existing transfer restrictions.

Summary of the Terms of the Exchange Notes

For additional information regarding the exchange notes, see “Description of the Exchange Notes.”

Issuer	Primus Telecommunications IHC, Inc.

Exchange Notes Offered	$108,210,000 aggregate principal amount of 14 1/4% Senior Secured Notes due 2011.

Maturity	May 20, 2011.

Interest	Interest will be payable semi-annually in arrears on May 31 and November 30 of each year, commencing May 31, 2007.

Guarantee	The notes will be fully and unconditionally guaranteed by each Guarantor as a primary obligor. If the Issuer cannot make payments on the notes when they are due, the Guarantors must make them instead.

Optional Redemption

The notes will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time on or after February 26, 2008, at the redemption prices set forth herein. At any time prior to February 26, 2008, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of notes at a redemption price of 100% of the principal amount thereof, plus applicable accrued and unpaid interest with the net cash proceeds of certain equity offerings subject to certain conditions set forth in this prospectus.

Mandatory Offer to Repurchase

If Parent experiences specific kinds of changes in control or fails to own 100% of the voting stock of Holding, or Holding fails to own 100% of the voting stock of Issuer, the Issuer must offer to repurchase the notes at the redemption price set forth under “Description of Notes—Repurchase of Notes upon a Change of Control.”

Ranking

The notes will be direct, secured and unsubordinated obligations of the Issuer that will rank behind an existing First Lien Term Loan to the extent of the value of the collateral securing such obligations and will rank senior to all of the Issuer’s future subordinated obligations.

The guarantees will rank pari passu with all other existing and future senior unsecured obligations of Parent and the Other Guarantors, including trade payables, and will rank senior to any existing and future obligations of Parent and the Other Guarantors that are expressly subordinated in right of payment to such guarantees. The guarantees will be effectively subordinated to all of Parent’s and the Other Guarantors existing and future priority secured debt to the extent of the value of the collateral securing such debt.

Covenants

The notes will be issued under an indenture among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The indenture will, among other things, restrict the ability of Parent and the ability of Parent’s restricted subsidiaries, including the Issuer, to:

•	make investments;

•	incur or guarantee additional indebtedness;

•	pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness;

•	create liens;

•	place dividend or other payment restrictions on subsidiaries;

•	sell assets;

•	merge or consolidate with other entities;

•	enter into transactions with affiliates; and

•	engage in certain business activities.

These covenants are subject to a number of important exceptions and qualifications.

Due to covenants contained in the indentures governing outstanding PRIMUS notes, the indenture governing the notes contains no restrictions on the Issuer’s ability to dividend, distribute, loan or otherwise transfer assets, including cash, to Parent and Holding.

RISK FACTORS

Any investment in the notes or common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the information under the caption “Forward-Looking Information” and the other information contained in or incorporated by reference to this prospectus before electing to purchase notes or common stock.

Risks Related to PRIMUS’s Business

Our disclosure controls and procedures and internal control over financial reporting were determined not to be effective as of December 31, 2006, which condition still exists as of March 31, 2007, due to the material weaknesses that existed in our internal control over accounting for income taxes. Our disclosure controls and procedures and internal control over financial reporting may not be effective in future periods, as a result of existing or newly identified material weaknesses in internal control over financial reporting.

In performing an internal control assessment at the end of 2006, our management identified a material weakness in our internal control over financial reporting, which condition still exists as of March 31, 2007. A material weakness is a deficiency, or a combination of deficiencies, that adversely affects a company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. For a discussion of the material weakness identified by our management, see “Controls and Procedures.” To address the material weakness, we performed additional analysis and other post-closing procedures in order to prepare our consolidated financial statements in accordance with generally accepted accounting principles. These additional procedures were costly, time consuming and required us to dedicate a significant amount of our resources, including the time and attention of our senior management, toward the correction of these problems. Performing these additional procedures in the future, could cause delays in the filing of our periodic and annual reports to the SEC.

The delay in the filing of our periodic and annual reports could have other adverse effects on our business, including, but not limited to: (1) civil litigation or an investigation by the SEC or other regulatory authorities, which could require us to incur significant legal expenses and other costs or to pay damages, fines or other penalties; (2) covenant defaults, and potentially events of default, under our senior secured credit facilities and the indentures governing our outstanding debt securities, resulting from our failure to file timely our financial statements; (3) negative publicity; or (4) the loss or impairment of investor confidence in our Company.

If competitive pressures continue or intensify and/or the success of our new products is not adequate in amount or timing to offset the decline in results from our legacy businesses, we may not be able to service our debt or other obligations.

There are substantial risks and uncertainties in our future operating results, particularly as aggressive pricing and bundling strategies by certain incumbent carriers and ILECs have intensified competitive pressures in the markets where we operate, and/or if we have insufficient financial resources to market our services. The aggregate anticipated margin contribution from our new products may not be adequate in amount or timing to offset the declines in margin from our legacy long distance voice and dial-up ISP business. In addition, regulatory decisions could have a material adverse impact on our operations and outlook. See also information under “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Short- and Long-Term Liquidity Considerations and Risks” incorporated by reference in this prospectus from our reports on Form 10-K and 10-Q filed with the SEC (the “Incorporated SEC Filings”) and in these Risk Factors. If adverse events referenced or described herein or therein were to occur, we may not be able to service our debt or other obligations and could, among other things, be required to seek protection under the bankruptcy laws of the United States or other similar laws in other countries.

Our high level of debt and liquidity needs may adversely affect our financial and operating flexibility.

We currently have substantial indebtedness and may incur additional indebtedness in the future. As of March 31, 2007, our total consolidated indebtedness (including obligations under capital leases and equipment financings) was $699 million. The terms of the notes and our other indebtedness limit, but do not prohibit, the incurrence of additional indebtedness.

The level of our indebtedness:

•	could make it difficult for us to make required payments of principal and interest on our outstanding debt and future debt, including the notes;

•	could limit our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

•

requires that a substantial portion of our cash flow, if any, be dedicated to the payment of principal and interest on outstanding indebtedness and other obligations and, accordingly, such cash flow will not be available for use in our business;

•	could limit our flexibility in planning for, or reacting to, changes in our business;

•	results in our being more highly leveraged than many of our competitors, which may place us at a competitive disadvantage;

•	will make us more vulnerable in the event of a downturn in our business; and

•	could limit our ability to sell assets partially or fund our operations due to covenant restrictions.

We have experienced significant historical, and may experience significant future, operating losses and net losses which may hinder our ability to meet our debt service or working capital requirements.

As of December 31, 2006, we had an accumulated deficit of $(1,088.0) million. We incurred net losses of $(34.6) million in 2002, $(10.6) million in 2004, $(154.4) million in 2005, and $(238.0) million in 2006. During the year ended December 31, 2003, we recognized net income of $54.8 million, of which $39.4 million is the positive impact of foreign currency transaction gains. We cannot assure you that we will recognize net income, or reverse net revenue declines, in future periods. If we cannot generate net income or operating profitability, we may not be able to meet our debt service or working capital requirements.

Given our limited experience in delivering our new products and in providing bundled local, wireless, broadband, DSL, Internet, data and hosting and VOIP services, we may not be able to operate successfully or expand these parts of our business.

During the third quarter of 2004, we accelerated initiatives to become an integrated wireline, wireless and broadband service provider in order to counter competitive pricing pressures initiated by large incumbent providers in certain of the principal markets where we operate and to stem the loss of certain of our wireline and dial-up ISP customers to our competitors’ bundled wireless, wireline and broadband service offerings. Our experience in providing these new products in certain markets and in providing these bundled service offerings is limited. Our primary competitors include incumbent telecommunications providers, cable companies and other ISPs that have a significant national or international presence. Many of these operators have substantially greater resources, capital and operational experience than we do. We also expect that we will experience increased competition from traditional telecommunications carriers and cable companies and other new entrants that expand into the market for broadband, VOIP, Internet services, data and hosting, and traditional voice services, and regulatory developments may impair our ability to compete. Future operations involving these individual or bundled services may not succeed in this new competitive environment. Therefore, we may not be able to operate or expand successfully; we may experience margin pressure; we may face quarterly revenue and operating results variability; we may have limited resources to develop and to market the new services; and we may have heightened difficulty in establishing future revenues or results. As a result, there can be no assurance that we will reverse recent revenue declines or maintain or increase revenues or be able to generate income from operations or net income in the future or on any predictable or timely basis.

We may be exposed to significant liability resulting from our noncompliance with FCC directives regarding enhanced 911 (E911) services.

In June 2005, the FCC adopted new rules requiring VOIP providers interconnected to the public switched telephone network (PSTN) to provide E911 service in a manner similar to traditional wireline carriers by November 2005. LINGO, a subsidiary of ours which sells VOIP services, was unable to meet this deadline for all of its customers. We sought a waiver from the FCC asking for additional time to complete deploying our E911 service, and the FCC has not yet addressed our waiver petition. As of April 19, 2007, approximately 10% of our LINGO customers were without E911 service. We also participated in a legal challenge to these rules, but the U.S. Court of Appeals for the District of Columbia Circuit denied our petition for review of the FCC’s rules on December 15, 2006.

LINGO’s current services are more limited than the E911 services offered by traditional wireline telephone companies. These limitations may cause significant delays, or even failures, in callers’ receipt of the emergency assistance they need as required by the FCC. We have notified our customers of the differences between our Emergency Calling Service and E911 services and those available through traditional telephony providers and have received affirmative acknowledgement from substantially all of our customers. Nevertheless, injured customers may attempt to hold us responsible for any loss, damage, personal injury or death suffered as a result of our failure to comply with the FCC mandated E911 service. Our resulting liability could be significant.

In addition, if and to the extent that we are determined to be out of compliance with the FCC order regarding E911 services, we may be subject to fines or penalties or injunctions prohibiting LINGO from providing service in some markets.

We are substantially smaller than our major competitors, whose marketing and pricing decisions, and relative size advantage, could adversely affect our ability to attract and retain customers and are likely to continue to cause significant pricing pressures that could adversely affect our net revenues, results of operations and financial condition.

The long distance telecommunications, Internet, broadband, DSL, data and hosting, and wireless industry is significantly influenced by the marketing and pricing decisions of the larger long distance, Internet access, broadband, DSL, data and hosting, and wireless business participants. Prices in the long distance industry have continued to decline in recent years, and as competition continues to increase within each of our service segments and each of our product lines, we believe that prices are likely to continue to decrease. Competitors in our core markets include, among others: AT&T, the regional bell operating companies (RBOCs) and the major wireless carriers in the United States; Telstra, SingTel Optus and Telecom New Zealand in Australia; Telus, BCE, Allstream (formerly AT&T Canada) and the major wireless and cable companies in Canada; and BT, Cable & Wireless United Kingdom, Colt Telecom, Energis and the major wireless carriers in the United Kingdom. Customers frequently change long distance, wireless and broadband providers, and ISPs in response to the offering of lower rates or promotional incentives, increasingly as a result of bundling of various services by competitors. Moreover, competitors’ VOIP and broadband product rollouts have added further customer choice and pricing pressure. As a result, generally, customers can switch carriers and service offerings at any time. Competition in all of our markets is likely to remain intense, or even increase in intensity and, as deregulatory influences are experienced in markets outside the United States, competition in non-United States markets is becoming similar to the intense competition in the United States. Many of our competitors are significantly larger than us and have substantially greater financial, technical and marketing resources, larger networks, a broader portfolio of service offerings, greater control over network and transmission lines, stronger name recognition and customer loyalty, long-standing relationships with our target customers, and lower debt leverage ratios. As a result, our ability to attract and retain customers may be adversely affected. Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry. Several long distance carriers in the United States, Canada and Australia and the major wireless carriers and cable companies, have introduced pricing and product bundling strategies that provide for fixed, low rates for calls. This strategy of our competitors could have a material adverse effect on our net revenue per minute, results of operations and financial condition if our pricing, set to remain competitive, is not offset by similar declines in our costs. Companies emerging out of bankruptcy might benefit from a lower cost structure and might apply pricing pressure within the industry to gain market share. We compete on the basis of price, particularly with respect to our sales to other carriers, and also on the basis of customer service and our ability to provide a variety of telecommunications products and services. If such price pressures and bundling strategies intensify, we may not be able to compete successfully in the future, may face quarterly revenue and operating results variability, and may have heightened difficulty in estimating future revenues or results.

Our repositioning in the marketplace places a significant strain on our resources, and if not managed effectively, could result in operational inefficiencies and other difficulties.

Our repositioning in the marketplace may place a significant strain on our management, operational and financial resources, and increase demand on our systems and controls. To manage this change effectively, we must continue to implement and improve our operational and financial systems and controls, invest in critical network infrastructure to maintain or improve our service quality levels, purchase and utilize other transmission facilities, and train and manage our employee base. If we inaccurately forecast the movement of traffic onto our network, we could have insufficient or excessive transmission facilities and disproportionate fixed expenses. As we proceed with our development, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, on our support, sales and marketing and administrative resources and on our network infrastructure. For instance, we may encounter delays or cost-overruns or suffer other adverse consequences in implementing new systems when required. In addition, our operating and financial control systems and infrastructure could be inadequate to ensure timely and accurate financial reporting.

Integration of acquisitions ultimately may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business.

We strive to increase the volume of voice and data traffic that we carry over our existing global network in order to reduce transmission costs and other operating costs as a percentage of net revenue, improve margins, improve service quality and enhance our ability to introduce new products and services. We may pursue acquisitions in the future to further our strategic objectives. Acquisitions of businesses and customer lists, a key element of our historical growth strategy, involve operational risks, including the possibility that an acquisition does not ultimately provide the benefits originally anticipated by management. Moreover, there can be no assurance that we will be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired business or assets into our own. There may be difficulty in migrating the customer base and in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities, and there can be no assurance that successful integration will occur in light of these factors.

We experience intense domestic and international competition which may adversely affect our results of operations and financial condition.

The local and long distance telecommunications, data, broadband, Internet, VOIP, data and hosting, and wireless industries are intensely competitive with relatively limited barriers to entry in the more deregulated countries in which we operate and with numerous entities competing for the same customers. Recent and pending deregulation in various countries may encourage new entrants to compete, including ISPs, wireless companies, cable television companies, who would offer voice, broadband, Internet access and television, and electric power utilities who would offer voice and broadband Internet access. For example, the United States and many other countries have committed to open their telecommunications markets to competition pursuant to an agreement under the World Trade Organization which began on January 1, 1998. Further, in the United States, as certain conditions have been met under the Telecommunications Act of 1996, the RBOCs have been allowed to enter the long distance market, and other long distance carriers have been allowed to enter the local telephone services market (although judicial and regulatory developments have diminished the attractiveness of this opportunity), and many entities, including cable television companies and utilities, have been allowed to enter both the local service and long distance telecommunications markets. Moreover, the rapid enhancement of VOIP technology may result in increasing levels of traditional domestic and international voice long distance traffic being transmitted over the Internet, as opposed to traditional telecommunication networks. Currently, there are significant capital investment savings and cost savings associated with carrying voice traffic employing VOIP technology, as compared to carrying calls over traditional networks. Thus, there exists the possibility that the price of traditional long distance voice services will decrease in order to be competitive with VOIP. Additionally, competition is expected to be intense to switch customers to VOIP product offerings, as is evidenced by numerous recent market announcements in the United States and internationally from industry leaders and competitive carriers concerning significant VOIP initiatives. Our ability effectively to retain our existing customer base and generate new customers, either through our traditional network or our own VOIP offerings, may be adversely affected by accelerated competition arising as a result of VOIP initiatives, as well as regulatory developments that may impede our ability to compete, such as restrictions on access to broadband networks owned and operated by others and the requirements to provide E911 services. As competition intensifies as a result of deregulatory, market or technological developments, our results of operations and financial condition could be adversely affected.

A deterioration in our relationships with facilities-based carriers could have a material adverse effect upon our cost structure, service quality and network diversity.

We primarily connect our customers’ telephone calls and data/Internet needs through transmission lines that we lease under a variety of arrangements with other facilities-based long distance carriers. Many of these carriers are, or may become, our competitors. Our ability to maintain and expand our business depends on our ability to maintain favorable relationships with the facilities-based carriers from which we lease transmission lines. If our relationship with one or more of these carriers were to deteriorate or terminate, it could have a material adverse effect upon our cost structure, service quality, network diversity, results of operations and financial condition.

Uncertainties and risks associated with international markets could adversely impact our international operations.

We have significant international operations and, for the quarter ended March 31, 2007, derived 80% of our net revenues by providing services outside of the United States. In international markets, we are smaller than the principal or incumbent telecommunications carrier that operates in each of the foreign jurisdictions where we operate. In these markets, incumbent carriers are likely to control access to, and pricing of, the local networks; enjoy better brand recognition and brand and customer loyalty; generally offer a wider range of product and services; and have significant operational economies of scale, including a larger backbone network and more correspondent agreements. Moreover, the incumbent carrier may take many months to allow competitors, including us, to interconnect to our switches within our territory, and we are dependent upon their cooperation in migrating customers onto our network. There can be no assurance that we will be able to obtain the permits and operating licenses required for us to operate; obtain access to local transmission facilities on economically acceptable terms; or market services in international markets. In addition, operating in international markets generally involves additional risks, including unexpected changes in regulatory requirements, taxes, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, restrictions associated with the repatriation of funds, technology export and import restrictions, and seasonal reductions in business activity.

Our ability to operate and grow our international operations successfully could be adversely impacted by these risks and uncertainties particularly in light of the fact that we derive such a large percentage of our revenues from outside of the United States.

Because a significant portion of our business is conducted outside the United States, fluctuations in foreign currency exchange rates could adversely affect our results of operations.

A significant portion of our net revenue is derived from sales and operations outside the United States. The reporting currency for our consolidated financial statements is the United States dollar (USD). The local currency of each country is the functional currency for each of our respective entities operating in that country. In the future, we expect to continue to derive a significant portion of our net revenue and incur a significant portion of our operating costs outside the United States, and changes in exchange rates have had and may have a significant, and potentially adverse, effect on our results of operations. Our primary risk of loss regarding foreign currency exchange rate risk is caused by fluctuations in the following exchange rates: USD/Australian dollar (AUD), USD/Canadian dollar (CAD), USD/British pound (GBP), and USD/Euro (EUR). See “Quantitative and Qualitative Disclosures about Market Risk” incorporated by reference in this prospectus from the Incorporated SEC Filings. Due to the large percentage of our operations conducted outside of the United States, strengthening or weakening of the USD relative to one or more of the foregoing currencies could have an adverse impact on future results of operations. We historically have not engaged in hedging transactions and, except for the forward currency exchange contract required by the new Canadian credit facility in the second quarter of 2007, do not currently contemplate engaging in hedging transactions to mitigate foreign exchange risks. In addition, the operations of affiliates and subsidiaries in foreign countries have been funded with investments and other advances denominated in foreign currencies. Historically, such investments and advances have been long-term in nature, and we accounted for any adjustments resulting from currency translation as a charge or credit to accumulated other comprehensive loss within the stockholders’ deficit section of our consolidated balance sheets. In 2002, agreements with certain subsidiaries were put in place for repayment of a portion of the investments and advances made to those subsidiaries. As we anticipate repayment in the foreseeable future of these amounts, we recognize the unrealized gains and losses in foreign currency transaction gain (loss) on the consolidated statements of operations, and depending upon changes in future currency rates, such gains or losses could have a significant, and potentially adverse, effect on our results of operations.

The telecommunications industry is rapidly changing, and if we are not able to adjust our strategy and resources effectively in the future to meet changing market conditions, we may not be able to compete effectively.

The telecommunications industry is changing rapidly due to deregulation, privatization, consolidation, technological improvements, availability of alternative services such as wireless, broadband, DSL, Internet, VOIP, and wireless DSL through use of the fixed wireless spectrum, and the globalization of the world’s economies. In addition, alternative services to traditional fixed wireline services, such as wireless, broadband, Internet and VOIP services, are a substantial competitive threat. If we do not adjust our contemplated plan of development to meet changing market conditions and if we do not have adequate resources, we may not be able to compete effectively. The telecommunications industry is marked by the introduction of new product and service offerings and technological improvements. Achieving successful financial results will depend on our ability to anticipate, assess and adapt to rapid technological changes, and offer, on a timely and cost-effective basis, services including the bundling of multiple services that meet evolving industry standards. If we do not anticipate, assess or adapt to such technological changes at a competitive price, maintain competitive services or obtain new technologies on a timely basis or on satisfactory terms, our financial results may be materially and adversely affected.

If we are not able to operate a cost-effective network, we may not be able to grow our business successfully.

Our long-term success depends on our ability to design, implement, operate, manage and maintain a reliable and cost-effective network. In addition, we rely on third parties to enable us to expand and manage our global network and to provide local, broadband Internet, data and hosting, and wireless services. If we fail to generate additional traffic on our network, if we experience technical or logistical impediments to our ability to develop necessary network or to migrate traffic and customers onto our network, or if we experience difficulties with our third-party providers, we may not achieve desired economies of scale or otherwise be successful in growing our business.

If we are not able to use and protect intellectual property domestically and internationally, it could have a material adverse effect on our business.

Our ability to compete depends, in part, on our ability to use intellectual property in the United States and internationally. We rely on a combination of trade secrets, trademarks and licenses to protect our intellectual property. We are also subject to the risks of claims and litigation alleging infringement of the intellectual property rights of others. The telecommunications industry is subject to frequent litigation regarding patent and other intellectual property rights. We rely upon certain technology, including hardware and software, licensed from third parties. There can be no assurance that the technology licensed by us will continue to provide competitive features and functionality or that licenses for technology currently used by us or other technology that we may seek to license in the future will be available to us on commercially reasonable terms or at all. Although our existing intellectual property are on standard commercial terms made generally available by the companies providing the licenses and, individually, their costs and terms are not material to our business, the loss of, or our inability to maintain existing licenses, could result in shipment delays or reductions until equivalent technology or suitable alternative products could be developed, identified, licensed and integrated. Such delays or reductions in the aggregate could harm our business. We also generally rely on indemnification provisions in licensing contracts to protect against claims of infringement regarding the licensed technology, which indemnification could be affected by, among other things, the financial strength of the licensor.

The loss of key personnel could have a material adverse effect on our business.

The loss of the services of K. Paul Singh, our Chairman and Chief Executive Officer, or the services of our other key personnel, or our inability to attract and retain additional key management, technical and sales personnel, could have a material adverse effect upon us.

We are subject to potential adverse effects of regulation which may have a material adverse impact on our competitive position, growth and financial performance.

Our operations are subject to constantly changing regulation. There can be no assurance that future regulatory changes will not have a material adverse effect on us, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations, any of which could have a material adverse effect upon us. As a multinational telecommunications company, we are subject to varying degrees of regulation in each of the jurisdictions in which we provide our services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which we operate. Enforcement and interpretations of these laws and regulations can be unpredictable and are often subject to the informal views of government officials. Potential future regulatory, judicial, legislative, and government policy changes in jurisdictions where we operate could have a material adverse effect on us. Domestic or international regulators or third parties may raise material issues with regard to our compliance or noncompliance with applicable regulations, and therefore may have a material adverse impact on our competitive position, growth and financial performance. Regulatory considerations that affect or limit our business include (1) United States common carrier requirements not to discriminate unreasonably among customers and to charge just and reasonable rates; (2) general uncertainty regarding the future regulatory classification of and taxation of VOIP telephony, the need to provide VOIP emergency calling services in a manner required by the FCC that is not yet available commercially on a nation-wide basis and the ability to access broadband networks owned and operated by others; if regulators decide that VOIP is a regulated telecommunications service, our VOIP services may be subject to burdensome regulatory requirements and fees, we may be obligated to pay carriers additional interconnection fees and operating costs may increase; (3) general changes in access charges, universal service and regulatory fee payments would affect our cost of providing long distance services; (4) the ultimate regulatory resolution regarding efforts by Telstra in Australia to increase prices and charges and to build a new broadband network that could adversely impact our current DSL network; and (5) general changes in access charges and contribution payments could adversely affect our cost of providing long distance, wireless, broadband, VOIP, local and other services. Any adverse developments implicating the foregoing could materially adversely affect our business, financial condition, result of operations and prospects.

Natural disasters may affect the markets in which we operate, our operations and our profitability.

Many of the geographic areas where we conduct our business may be affected by natural disasters, including hurricanes and tropical storms. Hurricanes, tropical storms and other natural disasters could have a material adverse effect on the business by damaging the network facilities or curtailing voice or data traffic as a result of the effects of such events, such as destruction of homes and businesses.

Risks Related to an Investment in the Senior Notes; Control and Anti-Takeover Risks

Our holding company structure may limit your recourse to our subsidiaries’ assets.

Creditors of a holding company, such as the holders of senior notes offered under this prospectus, and the holding company itself generally will have subordinate claims against the assets of a particular subsidiary as compared to the creditors of that subsidiary. Accordingly, the senior notes offered under this prospectus will be structurally subordinated to all existing and future debt and other liabilities of our subsidiaries (other than the Issuer), including trade payables. As of March 31, 2007, PRIMUS’s subsidiaries had outstanding debt and other liabilities (including trade payables, but excluding intercompany loans) of $775 million. The right to receive assets of any subsidiary upon the liquidation or reorganization of that subsidiary (and the consequent rights of the holders of the notes to participate in those assets) will be subject to existing liens and security obligations and will be structurally subordinated to the claims of that subsidiary’s creditors. Even if recognized as a creditor of that subsidiary as a result of an intercompany loan, such claims would be subordinate to any secured indebtedness of such subsidiary and any indebtedness of such subsidiary that is senior to such claims. The Issuer has no significant assets other than the right to receive intercompany payments payable to it by subsidiaries of Holding. In addition, each of PRIMUS and Holding has no significant assets other than cash and the stock of, and intercompany loans payable by, their respective subsidiaries. Moreover, PRIMUS’s subsidiaries (and PRIMUS) are party to credit facility and indenture arrangements whereby the stock of most of its subsidiaries are pledged to secure such credit facility and indenture obligations and any claims you may have as a debtholder against the stock of the subsidiaries would be subordinate to claims of the lenders under such credit facility or indenture arrangements.

We may not be able to pay interest and principal on the senior notes offered under this prospectus if we do not receive distributions from our subsidiaries.

The Issuer has no independent operations and no significant assets other than rights to receive intercompany payment amounts from subsidiaries of Holding. In addition, each of PRIMUS and Holding has no independent operations and no significant assets other than the stock of, and intercompany loans payable by, our operating subsidiaries, and cash. Dividends, intercompany loans and other permitted payments from direct and indirect subsidiaries or Primus and its subsidiaries, and credit arrangements, are our sources of funds to meet our cash needs, including the payment of expenses and principal and interest on senior notes under this prospectus. PRIMUS’s subsidiaries are legally distinct from the Issuer and have no obligations to pay amounts due with respect to the senior notes under this prospectus or to otherwise make funds available to us, except to the extent of guarantee obligations under the notes. Many of PRIMUS’s subsidiaries are organized in jurisdictions outside the United States. Their ability to pay dividends, repay intercompany loans or make other distributions may be restricted by, among other things, the availability of funds, the terms of various credit arrangements entered into by them, as well as statutory and other legal restrictions. Additionally, payments due to us from PRIMUS’s subsidiaries may result in adverse tax consequences. If we do not receive payments from PRIMUS’s subsidiaries, we would be restricted in our ability to pay interest and principal on the notes offered under this prospectus.

The Issuer’s ability to repurchase notes with cash upon a change of control may be limited.

In certain circumstances involving a Change of Control (as defined below under “Description of the Notes—Certain Definitions”), the holders of the notes may require the Issuer to repurchase some or all of the holders’ notes. No assurances can be made that the Issuer will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the notes in cash, and any ability to repurchase the notes in cash in such event may be limited by law, by the indenture or by the terms of other agreements. In addition, a Change of Control may trigger repayment obligations under the terms of other indebtedness. The Issuer may not have, or be able to raise, sufficient funds to satisfy all of their repayment or repurchase obligations.

If an active trading market for the notes does not develop, then the market price of the notes may decline or you may not be able to sell your notes.

No assurances can be made that any liquid market will develop for the notes or that holders of the notes will be able to sell their notes, and no assurances can be made concerning the price at which the holders will be able to sell their notes. Before this offering, there has been no trading market for the notes. Accordingly, no market for the notes may develop, and any market that develops may not last. The Issuer does not intend to apply for listing of the notes on any securities exchange or other stock market. The liquidity of the trading market and the trading price of the notes may be adversely affected by declines in the trading price of PRIMUS’s common stock and its other public debt securities, by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.

A small group of our stockholders could exercise influence over our affairs.

As of March 31, 2007, funds affiliated with American International Group, Incorporated (AIG Entities) beneficially owned approximately 14.5% of our outstanding common stock, which was acquired through the conversion of their Series C Preferred Stock. As a result of such share ownership, these holders (who we refer to as the “Former Series C Holders”) can exercise influence over our affairs through the provisions of a certain Governance Agreement between such holders and us, dated November 4, 2003, that, among other things, provide for their right to nominate a candidate for election by our stockholders to the board of directors and nominate one non-voting board observer, in each case subject to the maintenance of certain minimum ownership levels of our common stock and the board’s right to exercise its fiduciary duties.

In addition, these holders’ significant ownership levels could have an influence on: amendments to our certificate of incorporation; other fundamental corporate transactions such as mergers and asset sales; and the general direction of our business and affairs.

Also, the applicable triggering provisions of our rights agreement with StockTrans, Inc., as Rights Agent, dated December 23, 1998 (as amended, the “Rights Agreement”) contain exceptions with respect to the acquisition of beneficial ownership of our shares by such holders and the other former holders of Series C Preferred Stock. As a result, such holders could gain additional control over our affairs without triggering the provisions of the Rights Agreement.

Finally, other stockholders that have acquired or will acquire a significant portion of our common stock such as three shareholders (excluding the AIG Entities) that have acquired 30.9 million shares, in aggregate, as of December 31, 2006, could potentially exercise influence over our affairs.

Anti-takeover provisions could impede or discourage a third party acquisition.

We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of our company, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, which could be used defensively if a takeover is threatened. We also have adopted a Rights Agreement, commonly known as a “poison pill,” that entitles our stockholders to acquire additional shares of our common stock, or a potential acquirer of our company, at a substantial discount from their market value in the event of an attempted takeover, unless such stockholders’ rights are earlier redeemed or exchanged by us in the discretion of our board of directors. Our by-laws provide for a classified board of directors serving staggered three-year terms and restrictions on who may call a special meeting of stockholders, and our certificate of incorporation prohibits stockholder action by written consent. The indentures governing our outstanding notes and public debt require that we offer to repurchase such debt or notes upon a change of control. Lastly, all options issued under our stock option plans automatically vest upon a change of control. Our incorporation under Delaware law, our board of directors’ ability to create and issue a new series of preferred stock, the acceleration of the vesting of options, the existence of our Rights Agreement, the requirement to repurchase senior notes and the notes, and certain provisions of our certificate of incorporation or by-laws could impede a merger, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock.

THE EXCHANGE OFFER

On February 26, 2007 and March 28, 2007, we sold $108,210,000 aggregate principal amount of outstanding notes in private placement transactions to either existing holders of outstanding debt securities previously issued by Parent or its subsidiaries, or to the initial purchasers. In connection with the sale by us of the outstanding notes, we entered into and are party to a registration rights agreement, which requires that we file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of that registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, subject to certain exceptions, generally may be reoffered and resold without registration under the Securities Act.

Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. As a result of the timely consummation of the exchange offer, we will not have to pay certain liquidated damages on the outstanding notes as provided for in the registration rights agreement. We have agreed that in the event that the registration statement of which this prospectus is a part has not been filed on or before June 26, 2007 or been declared effective by the SEC as of a date (the “Effectiveness Date”) on or before November 27, 2007, or the exchange offer has not been consummated within 35 business days of the Effectiveness Date, or the shelf registration statement described below has not been filed within 120 days of certain specified notices or declared effective within 270 days from certain prescribed events concerning the obligation to file the shelf registration statement, or any effective registration statement concerning the notes ceases to be effective or fails to be usable during certain specified periods, we will have to pay to the holders of outstanding notes liquidated damages in the amount of 0.25% per annum per $1,000 in principal amount of outstanding notes held by each holder while our failure to meet the applicable foregoing condition continues. If after 90 days, we still have not met the applicable foregoing condition, the rate at which we must pay liquidated damages increases by an additional 0.25% per annum per $1,000 in principal amount of outstanding notes with respect to each subsequent 90 day period until we have met the applicable foregoing condition, up to a maximum amount of liquidated damages of 1.0% per annum per $1,000 in principal amount of outstanding notes. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

•	the holder is not engaging in and does not intend to engage in a distribution of the exchange notes;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of ours.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offering in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	is a broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities;

•	acquired the exchange notes other than in the ordinary course of the holder’s business; or

•	the holder has an arrangement with any person to engage in the distribution of exchange notes.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not rely on the SEC staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

In the event that our belief regarding resales is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2007 or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

As of the date of this prospectus, outstanding notes representing $108,210,000 in aggregate principal amount were outstanding and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice thereof to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes as promptly as practicable after the expiration date unless the exchange offer is extended.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., New York City time, on                     , 2007, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

(A)	to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

(B)	to amend the terms of the exchange offer in any manner.

In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under “—Book Entry Transfer,” to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

•	certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

•

a timely confirmation of a book-entry transfer, or “book-entry confirmation,” of the outstanding notes, if that procedure is available, into the exchange agent’s account at the Depository Trust Company, or the “book-entry transfer facility,” following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date.

Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on the owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, or “eligible institution,” unless outstanding notes tendered pursuant thereto are tendered:

(A)	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal; or

(B)	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the outstanding notes.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person is under any duty to give notification of such defects or irregularities and neither we, the exchange agent nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under “—Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering, you will be representing to us that, among other things:

•

the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

•	you are not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours.

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to the Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The Depository Trust Company’s Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through the Depository Trust Company. To accept the exchange offer through ATOP, participants in the Depository Trust Company must send electronic instructions to the Depository Trust Company through the Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to the Depository Trust Company and transmitted by the Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder’s outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•

prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and a duly executed notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc., or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of outstanding notes to be effective, a written or, for Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn, or the “depositor”;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under “—Procedures for Tendering Outstanding Notes” at any time on or prior to the expiration date.

Conditions To The Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

The exchange offer is not conditioned on any minimum principal amount of outstanding notes being tendered for exchange.

Exchange Agent

U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent addressed as follows:

By Courier or Hand Delivery:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Mail:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Overnight Mail or Courier:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Hand Delivery:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Mail:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Overnight Mail or Courier:

U.S. Bank National Association

Attn: Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

By Facsimile: (212) 361-6153. For information or confirmation by telephone (212) 361-6159.

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include exchange agent, trustee, accounting, legal, printing, and related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The expenses of the exchange offer will be expensed as incurred under generally accepted accounting principles.

Adverse Consequences of Failure to Exchange

If you fail to exchange your outstanding notes for exchange notes under the exchange offer, you will remain subject to the restrictions on transfer of your outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. We received net proceeds from the sale of the outstanding notes of approximately $103.2 million after deducting discounts and commissions for the initial purchasers and estimated expenses associated with the offering of the outstanding notes payable by us. We will use the net proceeds of the offering of the outstanding notes for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the historical ratios of earnings to fixed charges of PRIMUS for the periods indicated:

	Year Ended December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
Ratio of earnings to fixed charges (1)	<1	<1	<1	1.91	<1	<1	<1

(1)	The ratio of earnings to fixed charges is computed by dividing pre-tax income from continuing operations (before adjustment for minority interest in consolidated subsidiaries and loss from equity investees) by fixed charges. Fixed charges consist of interest charges, whether expensed or capitalized, and that portion of rental expense PRIMUS believes to represent interest.

For the years ended December 31, 2006, 2005, 2004 and 2002, earnings were insufficient to cover fixed charges by $243.9 million, $153.5 million, $7.8 million and $25.1 million, respectively. For the quarter ended March 31, 2007 and 2006, earnings were insufficient to cover fixed charges by $7.8 million and $15.5 million, respectively.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our consolidated and consolidated condensed financial statements, the notes thereto, and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in documents incorporated by reference into this prospectus. The statement of operations data for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 and the balance sheet data as of December 31, 2006, 2005, 2004, 2003 and 2002 have been derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent registered public accounting firm. The statement of operations data for the three months ended March 31, 2007 and 2006, and the balance sheet data as of March 31, 2007 and 2006, have been derived from the unaudited consolidated condensed financial statements which, in management’s opinion, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. You should not rely on interim results as being indicative of results we may expect for the full year.

Statement of Operations Data:

	Year Ended December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(in thousands, except per share amounts)
NET REVENUE	$1,007,255	$1,173,018	$1,337,129	$1,277,725	$1,018,464	$227,945	$268,521
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	662,186	778,227	814,400	780,998	665,945	145,096	178,662
Selling, general and administrative	286,189	377,794	391,457	340,424	252,537	68,813	76,262
Depreciation and amortization	47,536	86,562	91,699	85,006	81,553	6,578	17,598
Loss on sale or disposal of assets	16,097	13,364	1,941	804	—	8	1,012
Asset impairment write-down	209,248 *	—	1,624	2,130	22,337	—	—

Total operating expenses	1,221,256	1,255,947	1,301,121	1,209,362	1,022,372	220,495	273,534

INCOME (LOSS) FROM OPERATIONS	(214,001)	(82,929)	36,008	68,363	(3,908)	7,450	(5,013)
INTEREST EXPENSE	(54,169)	(53,436)	(50,523)	(60,733)	(68,303)	(13,439)	(13,678)
ACCRETION ON DEBT DISCOUNT	(1,732)	—	—	—	—	(298)	(392)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	5,373	—	—	—	—	—	2,523
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	7,409 *	(1,693)	(10,982)	12,945	36,675	(5,959)	2,613
INTEREST INCOME AND OTHER INCOME (EXPENSE)	3,693	2,282	11,108	(1,659)	(786)	1,497	568
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	10,633	(17,628)	6,588	39,394	8,486	2,975	(2,012)

INCOME (LOSS) BEFORE INCOME TAXES	(242,794)	(153,404)	(7,801)	58,310	(27,836)	(7,774)	(15,391)
INCOME TAX BENEFIT (EXPENSE)	(4,866)	(3,808)	(5,686)	(5,701)	3,598	(1,005)	(1,249)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(247,660)	(157,212)	(13,487)	52,609	(24,238)	(8,779)	(16,640)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	2,287	2,832	2,906	1,259	608	179	942
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	7,415 *	—	—	—	—	5,958	—
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(237,958)	(154,380)	(10,581)	53,868	(23,630)	(2,642)	(15,698)
EXTRAORDINARY ITEM	—	—	—	887	—	—	—

	Year Ended December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(in thousands, except per share amounts)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(237,958)	(154,380)	(10,581)	54,755	(23,630)	(2,642)	(15,698)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	—	(10,973)	—	—

NET INCOME (LOSS)	(237,958)	(154,380)	(10,581)	54,755	(34,603)	(2,642)	(15,698)
ACCRETED AND DEEMED DIVIDEND ON CONVERTIBLE PREFERRED STOCK	—	—	—	(1,678)	—	—	—

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(237,958)	$(154,380)	$(10,581)	$53,077	$(34,603)	$(2,642)	$(15,698)

BASIC INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS	$(2.20)	$(1.65)	$(0.15)	$0.74	$(0.38)	$(0.08)	$(0.15)
BASIC INCOME FROM DISCONTINUED OPERATIONS	0.02	0.03	0.03	0.02	0.01	—	—
BASIC GAIN ON SALE OF DISCONTINUED OPERATIONS	0.06	—	—	—	—	0.06	—
EXTRAORDINARY ITEM	—	—	—	0.01	—	—	—
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	—	(0.17)	—	—

BASIC INCOME (LOSS) PER COMMON SHARE	$(2.12)	$(1.62)	$(0.12)	$0.77	$(0.54)	$(0.02)	$(0.15)

DILUTED INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS	$(2.20)	$(1.65)	$(0.15)	$0.55	$(0.38)	$(0.08)	$(0.15)
DILUTED INCOME FROM DISCONTINUED OPERATIONS	0.02	0.03	0.03	0.01	0.01	—	—
DILUTED GAIN ON SALE OF DISCONTINUED OPERATIONS	0.06	—	—	—	—	0.06	—
EXTRAORDINARY ITEM	—	—	—	0.01	—	—	—
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	—	(0.17)	—	—

DILUTED INCOME (LOSS) PER COMMON SHARE	$(2.12)	$(1.62)	$(0.12)	$0.57	$(0.54)	$(0.02)	$(0.15)

Balance Sheet Data:

	December 31,					March 31,
	2006	2005	2004	2003	2002	2007	2006
	(in thousands)
Total assets	$392,250	$641,089	$758,600	$751,164	$724,588	$432,545	$624,334
Total long-term obligations (including current portion)	$644,074	$635,212	$559,352	$542,451	$600,988	$699,212	$625,027
Convertible preferred stock	$—	$—	$—	$—	$32,297	$—	$—
Total stockholders’ deficit	$(468,255)	$(236,334)	$(108,756)	$(96,366)	$(200,123)	$(478,448)	$(246,504)

*	Refer to discussion in Notes 16, 17 and 18 of the Notes to Consolidated Financial Statements incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 30, 2007 for more information.

For a narrative discussion of our results of operations, financial condition, capital resources and liquidity, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is contained in the Incorporated SEC Filings.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures.

Our management evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of December 31, 2006 and March 31, 2007. Based on these evaluations, as a result of the material weakness described below, our principal executive officer and our principal financial officer have concluded that, as of the end of the periods covered by these reports, our disclosure controls and procedures were not effective. Disclosure controls and procedures mean our controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Internal Control Over Financial Reporting.

As part of our compliance efforts relative to Section 404 of Sarbanes-Oxley Act of 2002, management assessed the effectiveness of internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on the assessment, management identified a material weakness in our internal control over accounting for income taxes. The material weakness in internal control related to a lack of personnel with adequate expertise in income tax accounting matters, a lack of documentation, insufficient historical analysis and ineffective reconciliation procedures. These deficiencies represent a material weakness in internal control over financial reporting on the basis that there is more than a remote likelihood that a material misstatement in the Company’s interim or annual financial statements due to errors in accounting for income taxes could occur and would not be prevented or detected by its internal control over financial reporting. Because of this material weakness in internal control over financial reporting, management concluded that, as of December 31, 2006, our internal control over financial reporting was not effective based on the criteria set forth by COSO.

Changes in Internal Control.

Our principal executive officer and our principal financial officer have concluded that there have been no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2007, that have materially affected, or is reasonably likely to affect materially, our internal control over financial reporting. Accordingly, the material weakness in internal control over financial reporting described in the preceding two paragraphs remained unchanged during the quarter ended March 31, 2007.

DESCRIPTION OF THE EXCHANGE NOTES

Except as otherwise indicated below, the following summary applies to both the outstanding notes issued February 26, 2007 and March 28, 2007 (the “Outstanding Notes”) pursuant to the indenture (the “Indenture”) dated as of February 26, 2007, by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and to the exchange notes to be issued in connection with the exchange offer (the “Exchange Notes”). The Exchange Notes will also be issued under the Indenture. The term “Notes” means the Exchange Notes and the Outstanding Notes, in each case outstanding at any given time and issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The terms of the Exchange Notes are identical to those of the Outstanding Notes in all material respects, including interest rate and maturity, except that the Exchange Notes will be:

•	registered under the Securities Act; and

•	free of any covenants contained in our registration rights agreement for the Outstanding Notes that relate to our making an exchange offer for the Outstanding Notes.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. It does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture because it, and not this summary, defines your rights as a holder of the Notes.

You can find the definitions of certain capitalized terms used in the following summary under the subheading “—Certain Definitions.”

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (as defined below). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement thereof.

In this section, when we refer to “Parent”, we refer only to Primus Telecommunications Group, Incorporated, a Delaware corporation, and not its subsidiaries, and when we refer to the “Issuer,” we refer only to Primus Telecommunications IHC, Inc., a Delaware corporation, and not its subsidiaries. The Issuer is an indirect wholly-owned subsidiary of Parent. When we refer to the “Obligor,” we refer to the Issuer.

General

The Exchange Notes:

•

will be direct, secured and unsubordinated obligations that rank behind an existing First Lien Term Loan due February 18, 2011, and will be fully and unconditionally guaranteed by Guarantors and the guarantees will be subordinated in right of payment to the guarantees of the First Lien Term Loan;

•

will be initially limited to an aggregate principal amount of $108,210,000, but subject to compliance with the “Limitation on Indebtedness” covenant, additional notes may be issued with a limitation as to aggregate principal amount of $200 million;

•	will mature on May 20, 2011; and

•	will bear interest at a rate of 14 1/4% per annum, payable semiannually on May 31 and November 30 of each year, commencing May 31, 2007.

Interest on the notes will be payable to the holder of record at the close of business on the preceding May 1 or November 1, as the case may be. Interest will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If a holder of record has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Issuer within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders. See “—Book Entry, Delivery and Form.”

The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Guarantees

Each of the Guarantors, as primary obligor and not as surety, will irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all monetary obligations of the Issuer under the indenture and the notes, whether for principal of, or premium, if any, or interest or Additional Interest on, the notes, expenses, indemnification or otherwise, provided that the guarantees are subordinated in right of payment to the guarantees of the First Lien Term Loan (with all such obligations being herein called the “Guaranteed Obligations”). Each of the Guarantors will agree to pay, in addition to the amount stated above, on a senior basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or holders of notes in enforcing any rights under the parent guarantee.

The guarantee of each of the Guarantors will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without rendering the guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Each guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon each Guarantor and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the notes. Upon the failure of the Issuer to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the notes or the Trustee all unpaid monetary Guaranteed Obligations.

Ranking

The indebtedness evidenced by the notes will be the Issuer’s, direct, secured and unsubordinated obligations that rank behind an existing First Lien Term Loan due February 18, 2011, will rank senior to the existing Issuer’s future obligations (1) to the extent of the value of the collateral remaining to secure the notes after satisfying applicable First Lien Term Loan obligations or (2) that are expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to all of the Issuer’s existing or future priority secured obligations to the extent of the value of the collateral securing such obligations. As of March 31, 2007, after giving effect to the offering of the notes and the application of the net proceeds therefrom as set forth herein:

•	the Issuer would have had no indebtedness outstanding other than the $108,210,000 of indebtedness under the notes;

•	Parent would have had $27.5 million principal amount (excluding debt of its subsidiaries) of outstanding subordinated debt;

•	Parent would have had $108.1 million principal amount (excluding debt of its subsidiaries) of outstanding senior debt;

•	Holding would have had $389.3 million principal amount (excluding debt of its subsidiaries) of outstanding senior debt and (excluding debt of its subsidiaries) no outstanding subordinated debt; and

•	Holding’s subsidiaries (excluding the Issuer) would have no outstanding senior debt and $61.3 million of other outstanding debt.

Optional Redemption

The notes will be redeemable, at the option of the Issuer, in whole or in part, at any time or from time to time, on or after February 26, 2008 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, if redeemed during the 12-month period commencing on February 26 of the years set forth below:

Year	Percentage
2008	102%
2009	101%
2010 and thereafter	100%

Notwithstanding the foregoing, at any time prior to February 26, 2008, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings to the extent such Net Cash Proceeds have been contributed to the Issuer as common equity; provided (i) that at least 65% of the original principal amount of notes remains outstanding immediately after giving effect to such redemption and (ii) that notice of such redemption is mailed within 60 days of the closing of each such Equity Offering.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate; provided that no note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Covenants

Limitation on Indebtedness

(a) Issuer will not, and will not permit any of the Restricted Persons to, Incur any Indebtedness, including Acquired Indebtedness (other than Existing Indebtedness and the Notes issued on the Closing Date); provided, however, that the Issuer and any Restricted Person may Incur Indebtedness, including Acquired Indebtedness, if immediately thereafter the ratio (the “Indebtedness to Consolidated Cash Flow Ratio”) of:

(A) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Restricted Persons on a consolidated basis outstanding as of the Transaction Date to

(B) the Pro Forma Consolidated Cash Flow of the Restricted Persons for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 3.5 to 1.0 or, if Group is, at the time of determination, a Restricted Person, 5.0 to 1.0.

(b) Notwithstanding the foregoing, any Restricted Person may Incur each and all of the following:

(i) Indebtedness of any Restricted Person under one or more Credit Facilities, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred by any Restricted Person pursuant to this clause (i), does not exceed $100 million;

(ii) Indebtedness (including Guarantees) Incurred by a Restricted Person after the Closing Date to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of equipment used in a Permitted Business or ownership rights with respect to indefeasible rights of use or minimum investment units (or similar ownership interests) in domestic or transnational fiber optic cable or other transmission facilities, in each case purchased or leased by a Restricted Person after the Closing Date (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Person to the extent of the Fair Market Value (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) of such equipment, ownership rights or minimum investment units so acquired), provided, that the amount of Indebtedness Incurred under this clause (ii) shall not exceed $50.0 million in the aggregate at any one time outstanding;

(iii) Indebtedness of any Restricted Person to any other Restricted Person or Parent; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Person ceasing to be a Restricted Person or any subsequent transfer of such Indebtedness permitted by this clause (iii) (other than to another Restricted Person) shall be deemed, in each case, to constitute the incurrence of such Indebtedness; and provided further that Indebtedness to a Restricted Person or Parent (other than to the Issuer or to any Subsidiary Guarantor) must be subordinated in right of payment to the Notes or any applicable Guarantee, as the case may be;

(iv) Indebtedness of any Restricted Person issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of a Restricted Person, other than Indebtedness Incurred under clauses (i), (iii), (v), (viii), (ix) and (x) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iv) if:

(A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the applicable Guarantee,

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is made subordinate expressly in right of payment to the Notes or the applicable Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the applicable Guarantee, and

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Issuer pursuant to this clause (iv);

(v) Indebtedness of Parent or any Restricted Person:

(A) in respect of performance, bid, surety or appeal bonds, completion guarantees or guarantees or warranty of contractual service obligations provided in the ordinary course of business, and letters of credit or banker’s acceptances supporting Trade Payables or covering workers’ compensation, errors and omissions insurance, bid and performance, appeal or similar obligations, in each case provided in the ordinary course of business;

(B) under Currency Agreements and Interest Rate Agreements; provided that such agreements:

(a) are designed solely to protect any Restricted Person against fluctuation in foreign currency exchange rates or interest rates, and

(b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Restricted Person pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Person (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Person for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by any Restricted Person in connection with such disposition;

(vi) Indebtedness of any Restricted Person, as applicable, to the extent that the net proceeds thereof promptly are

(A) used to repurchase, (x) in the case of Indebtedness of the Issuer, Notes tendered in a Change of Control Offer, or (y) in the case of Indebtedness of a Restricted Person (other than the Issuer), any of the debt securities of that or another Restricted Person (other than the Issuer) tendered pursuant to a change of control offer similar to a Change of Control Offer, or

(B) deposited to defease all, (x) in the case of Indebtedness of the Issuer, of the Notes as described under Article XIV of the Indenture, or (y) in the case of Indebtedness of a Restricted Person (other than the Issuer), of the debt securities of that or another Restricted Person (other than the Issuer) of a particular series pursuant to a comparable provision in such securities;

(vii) Acquired Indebtedness not to exceed $100 million at any one time outstanding; provided that, as a result of such incurrence, in the case of Acquired Indebtedness incurred by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio at the time of the incurrence of such Acquired Indebtedness and calculated giving pro forma effect to such incurrence (in accordance with the definition of “Indebtedness to Consolidated Cash Flow Ratio”) and the related Asset Acquisition as if the same had occurred at the beginning of the most recently ended two fiscal quarters, would have been less than, in the case of Acquired Indebtedness incurred directly by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence and Asset Acquisition;

(viii) Indebtedness of Parent or a Restricted Person represented by a Guarantee of the Notes and any other Indebtedness permitted by and made in accordance with Section 8.03 of the Indenture or “—Limitation on Issuances of Guarantees of Indebtedness by Restricted Persons”;

(ix) Indebtedness of any Restricted Person not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred by any Restricted Person pursuant to this clause (ix), does not exceed (A) $200 million at any one time outstanding minus (B) the outstanding amount of Notes issued on the date hereof; and

(x) Indebtedness of any Restricted Person arising from the honoring by a bank or other financial institution of a check or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three business days of Incurrence.

(c) Notwithstanding any other provision of this “—Limitation on Indebtedness”, the maximum amount of Indebtedness that a Restricted Person may Incur pursuant to this “—Limitation on Indebtedness” shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this “—Limitation on Indebtedness”, Guarantees, Liens or obligations with respect to letters of credit, in each case supporting Indebtedness otherwise included in the determination of such particular amount, shall not be included. For purposes of determining compliance with this “—Limitation on Indebtedness”, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Parent in its sole discretion, shall classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Indebtedness permitted by this “—Limitation on Indebtedness” need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this “—Limitation on Indebtedness” permitting such Indebtedness.

Limitations on Layering of Indebtedness

The Issuer shall not, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any senior debt of the Issuer and senior in any respect in right of payment to the Notes. No Guarantor shall, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any senior debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Guarantee. No Restricted Person shall, directly or indirectly, grant a Lien to any creditor on an Indebtedness other than the First Lien Term Loan Credit Facility or any Other First Lien Indebtedness which Lien is, or purports to be by its terms (or by terms of any agreement governing such Indebtedness), subordinate or junior to or having a lesser priority than the First Liens and senior in any respect or having priority over the Secured Note Lien. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed by such Person solely because it is not so guaranteed.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of the Restricted Persons directly or indirectly to:

(i) (A) declare or pay any dividend or make any distribution in respect of Group’s Capital Stock to any holders thereof (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock), or

(B) declare or pay any dividend or make any distribution in respect of the Capital Stock of any Restricted Person to any Person other than dividends and distributions payable (x) to another Restricted Person, (y) to all holders of Capital Stock of such Restricted Person on a pro rata basis, or (z) provided there is no Event of Default as set forth below in paragraphs (1), (2) or (3) of “—Events of Default”, to Parent;

(ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of any Restricted Person held by any Person other than a Restricted Person;

(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness; or

(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Restricted Persons could not Incur at least $1.00 of Indebtedness under paragraph (a) of “—Limitation on Indebtedness”; or

(C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Indenture shall exceed the sum of:

(1) the remainder of

(a) 100% of the aggregate amount of the Consolidated Cash Flow (determined by excluding income resulting from transfers of assets received by a Restricted Person from an Unrestricted Subsidiary of, if either Parent is not a Restricted Person, such Parent) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent’s fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, minus

(b) the product of 1.75 times cumulative Consolidated Fixed Charges accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of Parent’s fourth fiscal quarter in 1999 and ending on the last day of the last full fiscal quarter preceding the Transaction Date, plus

(2) the aggregate Net Cash Proceeds received by Parent on or after October 15, 1999 from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary, plus

(3) the aggregate Net Cash Proceeds received on or after October 15, 1999 by Parent from the issuance or sale of debt securities that have been converted into or exchanged for its Capital Stock (other than Redeemable Stock) together with the aggregate cash received by Parent at the time of such conversion or exchange, plus

(4) without duplication of any amount included in the calculation of Consolidated Cash Flow, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made on or after October 15, 1999 and reducing the amount of Restricted Payments otherwise permitted under this clause (C), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment.

The foregoing provision shall not be violated by reason of:

(a) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of a Restricted Person (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, Indebtedness of a Restricted Person Incurred under clause (iv) of paragraph (b) of “—Limitation on Indebtedness”;

(c) if Group is a Restricted Person, the repurchase, redemption or other acquisition of Capital Stock of Group with the proceeds of, or in exchange for, an offering of shares of Capital Stock of Group (other than Redeemable Stock) which proceeds are received or which Capital Stock is exchanged, tendered or surrendered, as the case maybe, no more than 60 days prior to, and no later than the date of, such repurchase, redemption or other acquisition;

(d) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of any Obligor (including premium, if any, and accrued and unpaid interest) with the proceeds of, or in exchange for, an offering of, shares of Capital Stock of Group (other than Redeemable Stock), which proceeds are received or which Subordinated Indebtedness is exchanged, surrendered or tendered, as the case may be, no more than 60 days prior to, and no later than the date of, such redemption, repurchase, defeasance or other acquisition or retirement for value;

(e) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies, if applicable, with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Restricted Persons;

(f) cash payments in lieu of the issuance of fractional shares issued in connection with the exercise of warrants, options or other rights to purchase, or the conversion of securities convertible into, Capital Stock of any Restricted Person;

(g) Investments in Permitted Businesses acquired in exchange for Capital Stock of Group (other than Redeemable Stock) or with the Net Cash Proceeds from the issuance and sale of such Capital Stock;

(h) the purchase by an Obligor of any Subordinated Indebtedness of any Obligor at a purchase price not greater than 101% of the principal amount thereof, together with accrued interest, if any, thereof in the event of a Change of Control in accordance with provisions similar to “—Repurchase of Notes upon a Change of Control”; provided that prior to such purchase the Issuer has made the Change of Control offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

(i) if Group is a Restricted Person, repurchases of Capital Stock of Group, options, warrants or other rights to acquire such Capital Stock from employees, former employees, directors or former directors (or their heirs or estates) of Parent or any of its Subsidiary in an aggregate amount under this clause (i) not to exceed $5 million in any calendar year;

(j) if Group is a Restricted Person, repurchases of shares of common stock of Group that constitute odd lots, pursuant to a program for the repurchase of odd lots, in an aggregate amount not to exceed the sum of $2 million in any fiscal year;

(k) Restricted Payments not to exceed $25.0 million;

(l) other Restricted Payments not to exceed $20.0 million in the aggregate during any calendar year (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, that such amount in any calendar year may be increased by an amount equal to Unclaimed Excess Proceeds (with the entire unused amount in any calendar year, including previously carried over amounts, being permitted to be carried over for the next succeeding calendar year); provided, further that upon the making of any such Restricted Payment (i) the Indebtedness to Consolidated Cash Flow Ratio, calculated giving pro forma effect to such Restricted Payment as if the same had been made at the beginning of the most recently ended two fiscal quarters, would be greater than zero and equal to or less than 1.5 to 1 or, if Group is, at the time of determination, a Restricted Person, 3.0 to 1; and

(m) the declaration and payment of dividends or distributions to holders of any class or series of Redeemable Stock of any Restricted Person issued or incurred in accordance with “—Limitation on Indebtedness”, provided that, except in the case of clause (a), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than (1) a Restricted Payment referred to in clause (b) thereof, (2) an exchange of Capital Stock for Capital Stock or an exchange of Indebtedness for Capital Stock referred to in clauses (c) or (d) thereof or (3) an exchange of Capital Stock referred to in clause (g) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (c), (d) and (g) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “—Limitation on Restricted Payments” have been met with respect to any subsequent Restricted Payments.

Any Restricted Payments made other than in cash shall be valued at Fair Market Value as determined by the Board of Directors of Parent (whose determination shall be conclusive and evidenced by a Board Resolution). The amount of any Investment “outstanding” at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, and release of guarantees, in each case of or to any Restricted Person with respect to such Investment (up to the amount of such Investment on the date made).

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

So long as any of the Notes are outstanding, Issuer will not, and will not permit any Restricted Person to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Person to:

(i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Person owned by Parent or any other Restricted Person;

(ii) pay any indebtedness owed to Parent or any other Restricted Person;

(iii) make loans or advances to Parent or any other Restricted Person; or

(iv) transfer any of its property or assets to Parent or any other Restricted Person.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(i) existing on the Closing Date in the Indenture, the Collateral Documents or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements, taken as a whole, are no less favorable in any material respect to the holders of the Notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(ii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Issuer) and the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes;

(iii) existing under or by reason of applicable law;

(iv) existing with respect to any Person or the property or assets of such Person acquired by any Restricted Person, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and as the same may be amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings, taken as a whole, are no less favorable in any material respect to the holders of the Notes than those encumbrances or restrictions that are then in effect and that are being so amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced;

(v) in the case of clause (iv) of the first paragraph of this “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”,

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, construction financing agreement, license, conveyance or contract or similar property or asset, including, without limitation, customary non-assignment provisions in leases, Purchase Money Obligations and other similar agreements, in each case with respect to the property or assets subject thereto,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Restricted Person not otherwise prohibited by the Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of any Restricted Person in any manner material to any Restricted Person;

(vi) with respect to a Restricted Person and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Person; or

(vii) imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture.

Nothing contained in this “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” shall prevent any Restricted Person from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in “—Limitation on Liens” or (2) restricting the sale or other disposition of property or assets of any Restricted Person that secure Indebtedness of any Restricted Person. “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons”

Limitation on the Issuance and Sale of Voting Stock of Restricted Persons

Group shall at all times own, directly or indirectly, 100% of the voting stock of the Issuer. Issuer will not sell, transfer, convey or otherwise dispose of and will not permit any Restricted Person, directly or indirectly, to issue, transfer, convey, sell, lease or otherwise dispose of any shares of voting stock (including options, warrants or other rights to purchase shares of such voting stock) of a Restricted Person to any Person except:

(i) to Parent or a Restricted Person;

(ii) issuances of director’s qualifying shares, sales to foreign nationals or directors or employees of Parent or its Subsidiaries of shares of voting stock of non-U.S. Restricted Persons to the extent required by law or to the extent such issuances are required to obtain preferential treatment under law that does not adversely affect the rights of the holders of the Notes in any material respect;

(iii) Voting stock or options or other rights to acquire shares of voting stock (or shares of voting stock issued upon exercise of such options or other rights) granted to employees or directors of no more than two Restricted Persons designated by Group and identified in an Officer’s Certificate delivered to the Trustee (“Designated Subsidiaries”), pursuant to the terms of any management equity or compensation plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, that such voting stock, options and other rights to acquire shares, together with the issuance of shares of voting stock upon the exercise thereof, shall not represent more than 5.0% of the fully diluted voting stock of such Restricted Person; provided further, that if and only if any Designated Subsidiary ceases to be a Subsidiary of Parent, Parent may designate another Restricted Person in its place by identifying that Restricted Person in an Officer’s Certificate delivered to the Trustee and that Restricted Person shall thereupon be deemed a Designated Subsidiary for all purposes under the Indenture; and

(iv) issuances and sales of voting stock of Restricted Persons if:

(A) the Net Cash Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of “—Limitation on Asset Sales”, and

(B) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Person either continues to be a Restricted Person or, if such Restricted Person would no longer constitute a Restricted Person, then any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under “—Limitation on Restricted Payments” if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition (valued as provided in the definition of “Investment”).

Notwithstanding the foregoing, Parent or any Restricted Person may sell all of the voting stock of a Restricted Person in compliance with the provisions of “—Limitation on Asset Sales”.

Limitation on Transactions with Shareholders and Affiliates

Issuer will not, and will not permit any Restricted Person, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of Parent or with any Affiliate of Parent, unless:

(i) such transaction or series of transactions is on terms no less favorable to such Restricted Person than those that could be obtained in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate;

(ii) if such transaction or series of transactions involves aggregate consideration in excess of $10.0 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of Group, including the approval of a majority of the independent, disinterested directors, and is evidenced by a resolution of the Board of Directors of Group; and

(iii) if such transaction or series of transactions involves aggregate consideration in excess of $25.0 million, then Issuer or such Restricted Person will deliver to the Trustee a written opinion as to the fairness to such Restricted Person of such transaction from a financial point of view from a nationally recognized investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by a nationally recognized appraisal firm or accounting firm). Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to Parent or such Restricted Person than those that could be obtained in an arm’s-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of Group, including a majority of the independent, disinterested directors, and are evidenced by a resolution of the Board of Directors of Group.

The foregoing limitation does not limit, and will not apply to:

(a) any transaction between Parent and a Subsidiary of Parent or between a Restricted Person and a Subsidiary of Parent;

(b) the payment of reasonable and customary regular fees to directors of Parent or any Restricted Person who are not its employees and Indemnification Arrangements entered into by Parent or any Restricted Person and approved by the Board of Directors of Group;

(c) any Restricted Payments not prohibited by “—Limitation on Restricted Payments” and any Permitted Investment other than a Permitted Investment made pursuant to clause (ix) of the definition thereof;

(d) transactions provided for in the Employment Agreement as in effect on the Closing Date;

(e) loans and advances to employees of Parent or any Restricted Person not exceeding at any one time outstanding $5.0 million in the aggregate, in the ordinary course of business and in accordance with past practice;

(f) any issuance of shares of Capital Stock (other than Redeemable Stock) of Group and any options, warrants or other rights to acquire such Capital Stock;

(g) any issuance or sale of shares of Capital Stock (other than Redeemable Stock) of a Designated Subsidiary and any options, warrants or other rights to acquire such Capital Stock, in each case made in accordance with clause (iii) of “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons”;

(h) any employment arrangements entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors of Parent; and

(i) any tax-sharing agreement, and payments or other transactions pursuant thereto, between Group and any other Person with which Group files a consolidated tax return or with which Group is part of a consolidated group for tax purposes, in each case approved by the Board of Directors of Group.

Limitation on Liens

Under the terms of the Indenture, Issuer will not, and will not permit any Restricted Person to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character (including, without limitation, licenses and trademarks), or any shares of Capital Stock or Indebtedness of any Restricted Person.

No Impairment of Security Interest

Neither the Issuer nor any Guarantor will take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the holders; provided that the release of Collateral in accordance with the provisions of the Indenture and the Collateral Documents shall not be deemed to impair the security interests granted hereunder or under the Collateral Documents.

Limitation on Asset Sales

Issuer will not, and will not permit any Restricted Person to, make any Asset Sale unless (i) the Restricted Person, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the good-faith judgment of the Board of Directors of Group, which determination, in each case where such Fair Market Value is greater than $10.0 million, will be evidenced by a Board Resolution and (ii) at least 75% of the consideration received for such sale or other disposition consists of cash or cash equivalents, Marketable Securities or the assumption of First Lien Indebtedness.

Issuer shall, or shall cause the relevant Restricted Person to, within 360 days after the date of receipt of the Net Cash Proceeds from an Asset Sale, (i) (A) apply an amount equal to such Net Cash Proceeds to permanently reduce, repay, redeem or repurchase unsubordinated Indebtedness of the Issuer or any Restricted Person that is not a Guarantor, in each case owing to a Person other than any Restricted Person; provided that if such First Lien Indebtedness (other than secured Indebtedness under any Credit Facility) is pari passu with the Notes, then the Issuer will ratably reduce, repay, redeem or repurchase Indebtedness under the Notes, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 360-day period referred to above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this “—Limitation on Asset Sales”. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360-day period referred to above in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $15.0 million, the Issuer must, not later than the 45th Business Day thereafter, make an offer (an Excess Proceeds Offer) to purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Proportionate Share of the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued and unpaid interest to the date of purchase (the “Excess Proceeds Payment”).

The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each holder, identifying the Notes by CUSIP number and stating:

(i) that the Excess Proceeds Offer is being made pursuant to this “—Limitation on Asset Sales” and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Excess Proceeds Payment Date”);

(iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

(iv) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

(v) that holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent (as defined in the Indenture) at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

(vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

(vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Excess Proceeds Payment Date, the Issuer shall:

(i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer up to the Proportionate Share of such Excess Proceeds;

(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent promptly shall mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall upon Issuer Order promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this “—Limitation on Asset Sales”, the Trustee shall act as the Paying Agent.

The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Issuer receives such Excess Proceeds under this “—Limitation on Asset Sales” and is required to repurchase Notes as described above.

Limitation on Issuances of Guarantees of Indebtedness by Restricted Persons

(a) Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of any Obligor, other than Indebtedness under Credit Facilities incurred under clause (i) or (ix) of paragraph (b) of “—Limitation on Indebtedness”.

(b) Notwithstanding the foregoing, any Guarantee by a Subsidiary Guarantor may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of Group, of all of Group’s and each Restricted Person’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the designation of such Restricted Person as an Unrestricted Subsidiary in accordance with the Indenture, or (iii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

(c) The Issuer will cause each Subsidiary that is a domestic Restricted Person that guarantees, assumes or in any other manner become liable with respect to the First Lien Term Loan or any Other First Lien Indebtedness to, at the same time, execute and deliver to the Trustee a Guarantee in the form set forth in Exhibit B hereto and to grant a Lien under the Collateral Documents on substantially all of its assets to the extent not already subject to the Lien under the Collateral Documents.

Business of Parent

Issuer will not, and will not permit any Restricted Person to, be principally engaged in any business or activity other than a Permitted Business.

Provision of Financial Statements

(a) Group will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not it has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that it would be required to file if it were subject to Section 13 or 15 of the Exchange Act which annual reports and quarterly reports must include the condensed consolidating financial information with respect to the Issuer required by Rule 3-10 of Regulation S-X under the Exchange Act. All such annual reports shall include the geographic segment financial information contemplated by Item 101(d) of Regulation S-K under the Securities Act and all such quarterly reports shall provide the same type of interim financial information that, as of the date of the Indenture, currently is its practice to provide.

(b) The Issuer also will be required (i) to file with the Trustee, and provide to each holder, without cost to such holder, copies of such reports and documents within fifteen (15) days after the date on which Group files such reports and documents with the Commission or the date on which Group would be required to file such reports and documents if it were so required, provided that for purposes of this clause (i), such reports and documents shall be deemed to have been furnished if they are electronically available via the Commission’s EDGAR System, and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at Group’s cost copies of such reports and documents to any prospective holder promptly upon request.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Repurchase of Notes upon a Change of Control

(a) Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of its Notes at a purchase price in cash pursuant to the offer described below (the “Change of Control Offer”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of holders of record to receive interest on the relevant interest payment date) (the “Change of Control Payment”).

(b) [Intentionally Omitted]

(c) Within 45 days (but in the case of notice to the Trustee, as soon as practicable) following any Change of Control, the Issuer shall give to each holder of the Notes and the Trustee, in the manner provided in Section 1.06 of the Indenture, a notice identifying the Notes by CUSIP number and stating:

(i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this “—Repurchase of Notes upon a Change of Control” and that all Notes validly tendered will be accepted for payment;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest and Additional Interest, if any, pursuant to its terms;

(iv) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, on and after the Change of Control Payment Date;

(v) that holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Change of Control Payment Date;

(vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and

(vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

(d) [Intentionally Omitted]

(e) On the Change of Control Payment Date, the Issuer shall:

(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent promptly shall mail, to the holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee promptly shall authenticate and mail to such holders a new Note equal in principal amount of any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Issuer is required to repurchase the Notes under this “—Repurchase of Notes upon a Change of Control”.

Consolidation, Merger and Sale of Assets

None of the Obligors shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into such Obligor and none of the Obligors will permit any of the Restricted Persons to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of such Obligor’s properties and assets or of such Obligor and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless:

(1) either (A) such Obligor shall be the continuing Person, or (B) the Person (if other than such Obligor) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of such Obligor will be a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume (i) by a supplemental indenture, executed and delivered to the Trustee, all of such Obligor’s obligations with respect to the Notes or the Guarantee, as the case may be, and under the Indenture, (ii) all of such Obligor’s obligations under the Registration Rights Agreement pursuant to an agreement or agreements reasonably satisfactory to the Trustee and (iii) all of such Obligor’s obligations under the Collateral Documents pursuant to agreements or other documents reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of any Restricted Person in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) the Issuer, or any Person becoming the successor obligor to the Issuer with respect to the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph (a) of “—Limitation on Indebtedness”; and

(4) such Obligor delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and Opinion of Counsel stating that such consolidation, merger sale, assignment, conveyance, transfer lease or other disposition and, if a supplemental indenture is required in connection with such transaction, that such supplemental indenture complies with Article VIII of the Indenture and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of Group, Holding or the Issuer, as the case may be, whose determination shall be conclusive and evidenced by a Board Resolution, the principal purpose of such transaction is to change its state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Notwithstanding the foregoing paragraph, (A) the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, Parent, (B) Parent shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, the Issuer, and (C) at no time shall either Parent have any direct Investment in any Restricted Person other than (i) the ownership by Holding of the voting stock of the Issuer and (ii) the ownership by Group of the voting stock of Holding.

Events of Default

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days; or

(2) default in the payment of principal of (or premium, if any, on) any Note at its Stated Maturity, upon acceleration, redemption or otherwise; or

(3) default in the payment of principal or interest or Additional Interest, if any, on any Note required to be purchased pursuant to an Excess Proceeds Offer as set forth in “—Limitation on Asset Sales” or pursuant to a Change of Control Offer as set forth in “—Repurchase of Notes upon a Change of Control”; or

(4) failure to perform or comply with the provisions in “—Consolidation, Merger and Sale of Assets”; or

(5) default in the performance or breach of any covenant or agreement of the Issuer or the Guarantors in the Indenture, under the Notes or in the Collateral Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this “—Events of Default), and continuance of such default or breach for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) there occurs with respect to any issue or issues of Indebtedness of any Restricted Person having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended by the earlier of (x) the expiration of any applicable grace period or (y) the thirtieth day after such default; or

(7) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Parent or any of its Restricted Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(8) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Parent, the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

(9) Parent, the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of any of Parent, the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(10)(A) except as permitted by the Collateral Documents, any amendments thereto and the provisions of the Indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders for 30 days after notice to Parent or the Issuer, (B) Parent or the Issuer challenges in writing the Lien on the Collateral under the Collateral Documents prior to the time that the Liens on the Collateral are to be released or (C) Parent, the Issuer or any Subsidiary Guarantor asserts in writing that any of the Collateral Documents is invalid or unenforceable, other than in accordance with its terms; or

(11) any Guarantee of Holding or Group, if Holding or Group is, at such time a Restricted Person, or of a Subsidiary Guarantor that is a Significant Subsidiary of Holding, ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the Indenture.

Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in paragraph (8) or (9) of “—Events of Default”) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued but unpaid interest and Additional Interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by holders), and upon any such declaration of acceleration, such principal of, premium, if any, and accrued interest and Additional Interest, if any, shall become immediately due and payable. If an Event of Default specified in paragraph (8) or (9) of “—Events of Default” occurs, then the principal amount of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may waive all past defaults and rescind and annul such declaration and its consequences if

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest and Additional Interest on all Outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel and any amounts due the Trustee under Section 6.06 of the Indenture;

(2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) and accrued and unpaid interest and Additional Interest, if any, on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture; and

(3) the rescission, in the Opinion of Counsel, would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in paragraph (6) of “—Events of Default” shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by Parent or the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

Defeasance or Covenant Defeasance of Indenture

Issuer’s Option to Effect Defeasance or Covenant Defeasance

The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either “—Defeasance and Discharge” or “—Covenant Defeasance” of the Indenture be applied to all Outstanding Notes upon compliance with the conditions set forth below under this “—Defeasance or Covenant Defeasance of Indenture”.

Defeasance and Discharge

Upon the Issuer’s exercise under “—Issuer’s Option to Effect Defeasance or Covenant Defeasance” of the option applicable to this “—Defeasance and Discharge”, the Issuer shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in “—Conditions to Defeasance or Covenant Defeasance” are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of “—Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions” and other provisions referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and the Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of Outstanding Notes to receive, solely from the trust fund described in “—Conditions to Defeasance or Covenant Defeasance” and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Additional Interest, if any, on such Notes when such payments are due, (B) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.08, 10.02 and 10.03 of the Indenture, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) the provisions in Article XIV of the Indenture. Subject to compliance with Article XIV of the Indenture, the Issuer may exercise its option under this “—Defeasance and Discharge” notwithstanding the prior exercise of its option under “—Covenant Defeasance” with respect to the Notes.

Covenant Defeasance

Upon the Issuer’s exercise under “—Issuer’s Option to Effect Defeasance or Covenant Defeasance” of the option applicable to this “—Covenant Defeasance”, Parent and the Issuer shall be released from their respective obligations under any covenant contained in “—Consolidation, Merger and Sale of Assets”(3) and Section 8.03 of the Indenture and in Sections 10.07 through 10.20 of the Indenture with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, Parent and the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under paragraph (5) of “—Events of Default”, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby.

Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either “—Defeasance and Discharge” or “—Covenant Defeasance” to the Outstanding Notes:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 of the Indenture who shall agree to comply with the provisions of Article XIV of the Indenture applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any), interest and Additional Interest, if any, on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and Additional Interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Notes on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 11.03 of the Indenture, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article XI of the Indenture, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of “—Events of Default” are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) [Intentionally Omitted]

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer is a party or by which it is bound.

(5) In the case of an election under “—Defeasance and Discharge”, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since February 26, 2007, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6) In the case of an election under “—Covenant Defeasance”, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(7) The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under “—Defeasance and Discharge” or the covenant defeasance under “—Covenant Defeasance” (as the case may be) have been complied with.

Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03 of the Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this “—Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions”, the “Trustee”) pursuant to “—Conditions to Defeasance or Covenant Defeasance” in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal (and premium and Additional Interest, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to “—Conditions to Defeasance or Covenant Defeasance” or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

Anything in Article XIV of the Indenture to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in “—Conditions to Defeasance or Covenant Defeasance” which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with Article XIV of the Indenture.

Reinstatement

If the Trustee or any Paying Agent is unable to apply any money in accordance with “—Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions” by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to “—Defeasance and Discharge” or 14.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with “—Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions”; provided, however, that if the Issuer makes any payment of principal of (or premium or Additional Interest, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

Modification and Waiver

Modifications and amendments of the indenture may be made by the Obligor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(ii) reduce the principal amount of, or premium or Additional Interest, if any, or interest on any note or extend the time for payment of interest on, or alter the redemption provisions of, any note;

(iii) change the currency of payment of principal of, or premium if any, or interest on any note;

(iv) impair the right of any holder of the notes to receive payment of, principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(v) reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

(vi) amend or modify any of the provisions of the Collateral Documents in any manner adverse to the holders of the notes or release any of the Collateral from the Liens under the Collateral Documents except (a) in accordance with the terms of such documents and the indenture or (b) as permitted by the following paragraph;

(vii) modify any provision of any Guarantee of the notes in a manner adverse to the holders of the notes;

(viii) waive a default in the payment of principal of, premium, if any, or accrued and unpaid interest or Additional Interest, if any, on the notes; or

(ix) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Notwithstanding the preceding paragraph, without the consent of any holder of notes, the Obligor and the Trustee may amend or supplement the indenture or the notes:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to provide for uncertificated notes in addition to or in place of certificated notes;

(iii) to provide for the assumption of an Obligor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Obligor’s assets;

(iv) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture or the Collateral Documents of any such holder or to confirm and evidence the release, termination or discharge of any Lien securing the parent guarantee which release, termination or discharge is permitted by the indenture and the Collateral Documents;

(v) to provide for the release of a Guarantee of the notes by a Restricted Subsidiary of the Issuer which release is otherwise permitted under the indenture and would not result in a default or Event of Default under the indenture;

(vi) to conform the text of the indenture or the notes to any provision of this description of the notes to the extent that such provision was intended to be a verbatim recitation of the text of this description of the notes;

(vii) to provided for a successor Trustee in accordance with the terms of the indenture;

(viii) to provide for the issuance of additional notes in accordance with the provisions set forth in the indenture; or

(ix) to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Amendments to the Collateral Documents will be made in accordance with their terms.

Governing Law and Submission to Jurisdiction

The notes and the indenture will be governed by the laws of the State of New York. The Obligor and the Trustee will submit to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the indenture.

Concerning the Trustee

The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Obligor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Person or assumed in connection with an Asset Acquisition by a Restricted Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Person or such Asset Acquisition;

provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or upon the consummation of the transactions by which such Person becomes a Restricted Person or such Asset Acquisition shall not be Indebtedness.

“Act”, when used with respect to any holder, has the meaning specified in Section 1.05 of the Indenture.

“Additional Notes” means any Notes issued subsequent to the Closing Date (other than Exchange Notes issued in exchange for Initial Notes) in accordance with the terms of the Indenture, including Section 3.01, Section 3.03 of the Indenture, and as set forth herein under “—Limitation on Indebtedness”.

“Additional Interest” means all special interest then owing pursuant to Section 2(c) of the Registration Rights Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of the Indenture, “Affiliate” shall be deemed to include Mr. K. Paul Singh.

“Agent Member” has the meaning specified in Section 3.06 of the Indenture.

“Asset Acquisition” means (i) an investment by any Restricted Person in any other Person pursuant to which such Person shall become a Restricted Person or shall be merged into or consolidated with any Restricted Person or (ii) an acquisition by any Restricted Person of the property and assets of any Person other than any Restricted Person that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by any Restricted Person (other than to another Restricted Person) of (i) all or substantially all of the Capital Stock of any Restricted Person (other than Group) or (ii) all or substantially all of the assets that constitute a division or line of business of any Restricted Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by any Restricted Person to any Person other than (x) a Restricted Person or Restricted Subsidiary of any Restricted Person or (y) if Parent is not a Restricted Person, the property or assets are not Collateral and such sale, transfer or other disposition is permitted under “—Limitation on Restricted Payments” and “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”, Parent or a Restricted Subsidiary of Parent of (i) all or any of the Capital Stock of any Subsidiary of such Restricted Person, (ii) all or substantially all of the property and assets of an operating unit or business of any Restricted Person or (iii) any other property and assets of any Restricted Person outside the ordinary course of business of such Restricted Person and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of any Restricted Person and which, in the case of any of clause (i), (ii) or (iii) above, whether in one transaction or a series of related transactions, (a) have a Fair Market Value in excess of $5.0 million or (b) are for net proceeds in excess of $5.0 million; provided that (i) sales or other dispositions of inventory, receivables, Marketable Securities and other current assets in the ordinary course of business; (ii) grants of leases or licenses in the ordinary course of business; (iii) any sale, transfer, assignment or other disposition of property that is damaged, worn-out, obsolete or no longer suitable for use in the ordinary course of business; (iv) sales or other dispositions of assets for consideration at least equal to the Fair Market Value (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (i)(B) of the second paragraph of “—Limitation on Asset Sales”; (v) grants of voting stock or options or other rights to acquire shares of voting stock (or issuances of voting stock upon the exercise of such options or other rights) made to employees or directors as described in clause (iii) of “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons”; and (vi) issuances of Capital Stock by Unrestricted Subsidiaries, shall not be included within the meaning of “Asset Sale.”

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of Group, Holding or the Issuer, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Group, Holding or the Issuer, as the case may be, to have been duly adopted by the Board of Directors of Group, Holding or the Issuer, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and “Capitalized Lease Obligation” means the discounted present value of the rental obligations under such lease.

“Change of Control” means such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding voting stock of Group on a fully diluted basis; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of Group (together with any directors who are members of the Board of Directors of Group on the date hereof and any new directors whose election by the Board of Directors of Group or whose nomination for election by Group’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of Group then still in office who either were members of the Board of Directors of Group at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors of Group then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Group and its Subsidiaries taken as a whole to any such “person” or “group” (other than to Group or a Restricted Subsidiary); (iv) the merger or consolidation of Group with or into another corporation or the merger of another corporation with or into Group with the effect that immediately after such transaction any such “person” or “group” of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the total voting power of the then outstanding voting stock of the surviving corporation; (v) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer; (vi) Group shall fail to own 100% of the issued and outstanding voting stock of Holding; or (vii) Holding shall fail to own 100% of the issued and outstanding voting stock of the Issuer.

“Change of Control Offer” has the meaning specified in “—Repurchase of Notes upon a Change of Control”.

“Change of Control Payment” has the meaning specified in “—Repurchase of Notes upon a Change of Control”.

“Change of Control Payment Date” has the meaning specified in “—Repurchase of Notes upon a Change of Control”.

“Closing Date” means February 26, 2007.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property and assets of the Issuer and the Subsidiary Guarantors and 65% of the voting stock of the first tier Subsidiaries of Primus Telecommunications International, Inc.; provided that the property and assets of the Parent Guarantors shall be deemed to be Collateral in certain circumstances in accordance with the provisions of Section 8.03 of the Indenture; provided further that the Collateral will in no event include more than 65% of the Capital Stock of Primus Telecommunications International, Inc.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Collateral Documents, or its successor or assign thereunder.

“Collateral Documents” means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges or filings and all other security documents hereafter delivered to the Trustee granting a Lien on Collateral in favor of the Trustee, for the benefit of the holders, as amended, amended and restated, modified, renewed, replaced or restructured from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Cash Flow” means, with respect to a Restricted Person, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Restricted Person and its Restricted Subsidiaries in conformity with GAAP.

“Consolidated Fixed Charges” means, for any period, Consolidated Interest Expense plus dividends declared and payable on preferred stock of the Restricted Persons.

“Consolidated Interest Expense” means, with respect to a Restricted Person, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Restricted Person or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease obligations paid, accrued or scheduled to be paid or to be accrued by such Restricted Person and its Restricted Subsidiaries during such period.

“Consolidated Net Income” means, with respect to a Restricted Person, for any period, the aggregate consolidated net income (or loss) of such Restricted Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of “—Limitation on Restricted Payments”, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Person or is merged into or consolidated with such Restricted Person or all or substantially all of the property and assets of such Person are acquired by such Restricted Person or any of its Restricted Subsidiaries; (ii) any gains or losses (on an after-tax basis) attributable to Asset Sales by such Restricted Person or any of its Restricted Subsidiaries; (iii) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of “—Limitation on Restricted Payments”, any amount paid or accrued as dividends on preferred stock of such Restricted Person or preferred stock of any Restricted Person owned by Persons other than such Restricted Person and any of its Restricted Subsidiaries; (iv) all extraordinary gains and extraordinary losses; and (v) the net income (or loss) of any Person (other than net income (or loss) attributable to a Subsidiary of such Restricted Person) in which any Person (other than any Restricted Person) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Restricted Person or any of its Restricted Subsidiaries by such other Person during such period.

“Corporate Trust Office” means, for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange, conversion or purchase or for service of notices or demands upon the Issuer and for all other purposes under the Indenture, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of execution of the Indenture is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services), or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such address as such successor Trustee may designate from time to time by notice to the holders and the Issuer.

“corporation” includes corporations, associations, companies and business trusts.

“covenant defeasance” has the meaning specified in “—Covenant Defeasance”.

“Credit Facilities” means one or more credit agreements, debt facilities, indentures or commercial paper facilities with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement and any other arrangement and agreement designed to provide protection against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.09 of the Indenture.

“defeasance” has the meaning specified in “—Defeasance and Discharge”.

“Designated Subsidiaries” has the meaning specified in “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons”.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Eligible Accounts Receivable” means the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with GAAP.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated “A-3” or higher or “A-” or higher according to Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

“Employment Agreement” means the employment agreement between Group and Mr. K. Paul Singh, dated June 1994.

“Equity Offering” means a private or public offering or sale for cash of the common stock of Group.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Proceeds” has the meaning specified in “—Limitation on Asset Sales”.

“Excess Proceeds Offer” has the meaning specified in “—Limitation on Asset Sales”.

“Excess Proceeds Payment” has the meaning specified in “—Limitation on Asset Sales”.

“Excess Proceeds Payment Date” has the meaning specified in “—Limitation on Asset Sales”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning stated in the first recital of the Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall be registered under the Securities Act and will not contain (i) transfer restrictions or (ii) certain provisions relating to the increase in the interest rate of such Exchange Notes) that are issued and exchanged for Initial Notes pursuant to the Registration Rights Agreement and the Indenture.

“Exchange Offer” means the offer by the Issuer to the holders of Initial Notes to exchange Initial Notes for Exchange Notes, as provided in the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of Parent or any Restricted Person outstanding on the date of the Indenture.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“First Lien” means (a) the Liens on all of the assets and equity of Parent and the subsidiaries of Parent and that secure, or purport to secure, the obligations of the borrowers and the guarantors under the First Lien Term Loan Credit Facility, pursuant to the First Lien Term Loan Collateral Agreement and (b) any Lien on the assets or equity of any Restricted Person that secures or purports to secure the obligations of any Restricted Person under any Other First Lien Indebtedness, pursuant to any Other First Lien Collateral Documents.

“First Lien Term Loan Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of February 18, 2005 among Group, as parent, Holding, as borrower, and certain of Holding’s subsidiaries in favor of Lehman Commercial Paper Inc., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“First Lien Term Loan Credit Facility” means the term loan agreement, dated as of February 18, 2005 among Group, as parent, Holding, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” has the meaning set forth in Section 2.01 of the Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

“Group” means Primus Telecommunications Group, Incorporated.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 12.01 of the Indenture.

“Guarantor” means each of the Parent Guarantors and the Subsidiary Guarantors.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person (unless such Person is an Unrestricted Subsidiary); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and, with respect to any Restricted Subsidiary that is not a Guarantor, any preferred stock; and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indebtedness to Consolidated Cash Flow Ratio” has the meaning specified in “—Limitation on Indebtedness”.

“Indemnification Arrangements” means provisions in the bylaws or other charter or organizational documents of any Restricted Persons or agreements, in each case providing for the indemnification of directors, officers, employees, consultants and agents of any Restricted Person in the ordinary course of business.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” has the meaning stated in the first recital of the Indenture.

“Intercreditor Agreement” means the intercreditor agreement to be entered into among the parties holding First Liens, the Trustee, the Issuer and the Guarantors, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means interest rate swap agreements, interest rate cap agreements, interest rate insurance, and other arrangements and agreements designed to provide protection against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of any Restricted Person) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary,” “—Limitation on Restricted Payments” and “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons”, (i) “Investment” shall include (a) the Fair Market Value of the assets (net of liabilities) of any Restricted Person at the time that such Restricted Person is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Person and (b) the Fair Market Value, in the case of a sale of voting stock in accordance with “—Limitation on the Issuance and Sale of Voting Stock of Restricted Persons” such that a Person no longer constitutes a Restricted Subsidiary, of the voting stock and other Investments in such Person not sold or disposed of and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith. The amount of any Investment “outstanding” at any time shall be deemed to be equal to the amount of such Investment on the date made, less return of capital, repayment of loans, and release of Guarantees, in each case of or to any Restricted Person with respect to such Investment (up to the amount of such Investment on the date made).

“Issuance Date” means, with respect to any Initial Notes, the date on which such Initial Notes are originally issued, which in the case of the Original Notes shall be the Closing Date and which in the case of any Additional Notes shall occur after the Closing Date.

“Issuer” means the Person named as the “Issuer” in the first paragraph of the Indenture, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Marketable Securities” means: (i) Government Securities that have a remaining weighted average life to maturity of not more than 18 months from the date of Investment therein; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 180 days after the date of acquisition issued by a corporation (other than an Affiliate of Group) with a rating, at the time as of which any investment therein is made, of “P-1” or higher according to Moody’s Investors Service, Inc., or “A-1” or higher according to Standard & Poor’s Rating Group (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); (iv) any banker’s acceptance or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 30 days for Government Securities entered into with an Eligible Institution; and (vi) any fund 95% of the assets of which consist of investments of the types described in clauses (i) through (v) above.

“Maturity”, when used with respect to any Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Net Cash Proceeds” means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to any Restricted Person) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of, without duplication, (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale and any relocation or severance expenses incurred as a result thereof, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Restricted Persons, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such

Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (v) appropriate amounts to be provided by any Restricted Person as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (vi) any reserves that the Board of Directors of Group determines in good faith should be made in respect of the sale price of the property or assets subject to such Asset Sale for post-closing adjustments, provided that upon resolution of any such adjustments any reserves, to the extent such reserves exceed any amounts paid as a result of such adjustment, shall become Net Cash Proceeds; and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Notes” has the meaning stated in the first paragraph of this “DESCRIPTION OF THE EXCHANGE NOTES”.

“Obligors” means Group, Holding and the Issuer.

“Original Notes” means the Initial Notes issued to the holders on the Closing Date.

“Other First Lien Collateral Documents” means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges or filings and all other security documents granting a Lien in the Capital Stock or assets of any Restricted Person for the benefit of the creditors under any Other First Lien Indebtedness, as amended, amended and restated, modified, renewed, replaced or restructured from time to time.

“Other First Lien Indebtedness” means, with respect to any Restricted Person, any Indebtedness of such Restricted Person under any Credit Facilities (other than the First Lien Term Loan Credit Facility) that is Incurred pursuant to clause (i) of paragraph (b) of “—Limitation on Indebtedness” and that is secured by a Lien on the Capital Stock or assets of any Restricted Person; provided that (i) the secured parties under such Indebtedness are party to the Intercreditor Agreement and (ii) the aggregate principal amount of Other First Lien Indebtedness and the principal amount of the First Lien Term Loan Credit Facility shall at not at any time exceed $100,000,000 plus an amount of capitalized and unpaid interest and fees not exceeding $10,000,000.

“Parent Guarantors” means Primus Telecommunications Group, Incorporated and Primus Telecommunications Holding, Inc., in their capacity as guarantors of the Notes pursuant to the Guarantee.

“Parent Lien Prohibitions” means (a) “—Limitation on Liens” of the Indenture dated as of January 16, 2004 governing the 8% Senior Notes Due 2014 of Holding, (b) “—Limitation on Liens” of the Indenture dated as of October 15, 1999 governing the 12.75% Senior Notes Due 2009 of Group and (c) any similar restrictions in the First Lien Term Loan Credit Facility or Intercreditor Agreement.

“Permitted Business” means the business of (i) transmitting, or providing services, including consulting services, relating to the transmission of, voice, video or data through owned or leased transmission facilities or through wireless or internet protocols and facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Permitted Business shall be made in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution.

“Permitted Investment” means (i) an Investment in Parent, a Restricted Person, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, a Restricted Person; (ii) any Investment in Marketable Securities; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Restricted Persons and that do not in the aggregate exceed $5.0 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of obligations of, or the bankruptcy of, suppliers, or customers, or received pursuant to a plan of reorganization of any supplier or customer in settlement of delinquent obligations or disputes with customers or suppliers; (vi) any Investments arising under Currency Agreements and Interest Rate Agreements designed solely to protect Parent or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; (vii) any of the Notes; (viii) Investments in any Person or Persons received as consideration for Asset Sales by any Restricted Person to the extent permitted under “—Limitation on Asset Sales”; (ix) Investments in any Person at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) in an aggregate amount not to exceed 10.0% of the Issuer’s total consolidated assets; (x) an Investment in no more than one entity identified in an Officer’s Certificate delivered to the Trustee equal to the excess of (i) the Fair Market Value of the voting stock and other Investments remaining in such entity upon the date it no longer constitutes a Restricted Subsidiary over (ii) the amount that would then be permitted to be made as a Restricted Payment or Permitted Investment under “—Limitation on Restricted Payments” and this definition of “Permitted Investments”; provided that the amount of such excess shall be included in calculating whether the conditions of clause (C) of the first paragraph of “—Limitation on Restricted Payments” have been met with respect to any subsequent Restricted Payments; and (xi) Investments existing on the Closing Date.

“Permitted Liens” means (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, trade contracts, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of Parent or any of its Restricted Subsidiaries, taken as a whole; (vi) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in compliance with “—Limitation on Indebtedness” (1) to finance the cost (including the cost of design, development, construction, acquisition, installation, improvement or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Restricted Persons, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of any Restricted Person relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of any Restricted Person other than the property or assets acquired and were not created in contemplation of such transaction; (xii) INTENTIONALLY OMITTED; (xiii) Liens arising from the rendering of an interim or final judgment or order against any Restricted Person that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Restricted Person in the ordinary course of business in accordance with past practice of such Restricted Person prior to the Closing Date; (xviii) Liens existing on the Closing Date; (xix) Liens granted after the Closing Date on any assets or Capital Stock of any Restricted Person created in favor of the holders; (xx) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iv) of paragraph (b) of “—Limitation on Indebtedness”; provided that such Liens do not extend to or cover any property or assets of any Restricted Person other than the property or assets or, in the case of accounts receivables and inventories and to the extent covered by the terms of the Indebtedness being refinanced, properties or assets of the same category as the property or assets, securing the Indebtedness being refinanced; (xxi) Liens on the property or assets of a Restricted Subsidiary of Holding that is not a Guarantor securing Indebtedness of such Subsidiary which Indebtedness is permitted under the Indenture; (xxii) Liens securing Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing, in each case to the extent such Liens are on the pollution control or abatement facilities or other property being constructed, installed or financed; (xxiii) Liens extending, renewing or replacing any of the foregoing Liens, provided that the principal amount of Indebtedness or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover additional Indebtedness, obligations or property (other than, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property); and (xxiv) Liens on any proceeds (including without limitation insurance, condemnation, eminent domain and analogous proceeds) or products of any property or assets a Lien over which is a Permitted Lien as referred to in clauses (i) through (xxiii) above.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

“Pro Forma Consolidated Cash Flow” means, with respect to a Restricted Person, for any period, the Consolidated Cash Flow of such Restricted Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Restricted Person during such period as if such Asset Disposition or Asset Acquisition had taken place on the first day of such period.

“Proportionate Share” means, as of any date of calculation, an amount equal to (i) the outstanding principal amount of Notes as of such date, divided by (ii) the sum of the outstanding principal amount of Notes as of such date plus the outstanding principal amount as of such date of all other Indebtedness (other than Subordinated Indebtedness) of the Issuer the terms of which obligate the Issuer to make a purchase offer in connection with the relevant Excess Proceeds or the Asset Sale giving rise thereto and the terms of which provide for proration of the amount of such Indebtedness to be purchased with Excess Proceeds.

“Purchase Money Obligations” means, with respect to each Person, obligations, other than those under Capitalized Leases, Incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redeemable Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “Asset Sale” or “Change of Control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Stock if the “Asset Sale” or “Change of Control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control” and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such Notes as are required to be repurchased pursuant to “—Limitation on Asset Sales” and “—Repurchase of Notes upon a Change of Control”.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Registration Rights Agreement” means (i) the Registration Rights Agreement between the Issuer, Parent, the Subsidiary Guarantors and the holders party thereto dated as of February 26, 2007, concerning the registration and exchange of the Original Notes and (ii) any other similar Registration Rights Agreement relating to any Additional Notes.

“Registration Statement” means a Registration Statement as defined in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Resale Restriction Termination Date” has the meaning specified in Section 2.02 of the Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of the Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payments” has the meaning specified in “—Limitation on Restricted Payments”. Any Restricted Payments made other than in cash shall be valued at Fair Market Value.

“Restricted Person” means (i) the Issuer, (ii) the Subsidiary Guarantors, (iii) each Subsidiary of the Issuer and the Subsidiary Guarantors other than an Unrestricted Subsidiary and (iv) to the extent the Guarantee of Group or Holding is secured pursuant to Section 8.03 of the Indenture or otherwise, Group or Holding, as the case may be.

“Restricted Subsidiary” means, with respect to any Person that is a Restricted Person, any Subsidiary of such Person other than an Unrestricted Subsidiary (including, if Group is a Restricted Person, Holding and if Holding is a Restricted Person, the Issuer).

“Secured Note Lien” means the Liens on the Collateral in favor of the Collateral Agent for the benefit of the holders pursuant to the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of Parent that, together with such Subsidiary’s Subsidiaries, (i) for the most recent fiscal year of Parent, accounted for more than 10% of the consolidated revenues of Parent or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Parent, all as set forth on the most recently available consolidated financial statements of Parent for such fiscal year.

“Stated Maturity” means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means (i) with respect to the Issuer, Indebtedness of the Issuer subordinated in right of payment to the Notes and (ii) with respect to a Guarantor, Indebtedness of such Guarantor subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantors” means all guarantors under the First Lien Term Loan Collateral Agreement (except for Primus Telecommunications International, Inc.) and any other Person (other than the Parent Guarantors) that executes a supplemental indenture in which such Person agrees to be bound by the terms of the Indenture as a Guarantor as described in “—Limitation on Issuances of Guarantees of Indebtedness by Restricted Persons” or in any other manner permitted by the terms of the Indenture, and, except to the extent the applicable Guarantee is released in accordance with the applicable provisions of the Indenture, their respective successors and assigns (other than the Issuer); provided that a Person shall cease to be a Guarantor following the release of its Guarantee as described in “—Limitation on Issuances of Guarantees of Indebtedness by Restricted Persons”.

“Trade Payables” means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by Parent or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Parent or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed, except as provided in Section 9.05 of the Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this “DESCRIPTION OF THE EXCHANGE NOTES” until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unclaimed Excess Proceeds” means the amount of Excess Proceeds remaining immediately after the making of an Excess Proceeds Payment (exclusive of any Excess Proceeds not theretofore subject to an Excess Proceeds Offer) in accordance with “—Limitation on Asset Sales”.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in New York State.

“Unrestricted Subsidiary” means (i) any Subsidiary of any Guarantor or the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Group in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Group may designate any Restricted Subsidiary of any Guarantor or the Issuer (including any newly acquired or newly formed Subsidiary of any Guarantor or the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Person; provided that (A) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under “—Limitation on Restricted Payments”, and (B) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. The Board of Directors of Group may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of any Guarantor or the Issuer; provided that immediately after giving effect to such designation (x) the Restricted Persons could Incur $1.00 of additional Indebtedness under paragraph (a) of “—Limitation on Indebtedness” and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of Group shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unrestricted Subsidiary Indebtedness” means Indebtedness of any Unrestricted Subsidiary (i) as to which no Restricted Person is directly or indirectly liable (by virtue of such Restricted Person being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of any Restricted Person to declare, a default on such Indebtedness of any Restricted Person or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

Book-Entry; Delivery; Form and Transfer

The Exchange Notes will initially be in the form of one or more registered global notes without interest coupons (collectively, the “Global Notes”). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC’s Direct and Indirect Participants (as defined below). Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream, Luxembourg (formerly Cedelbank, “Clearstream, Luxembourg”), which may change from time to time.

The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See “—Transfer of Interests in Global Notes for Certificated Notes.”

Initially, the Trustee will act as Paying Agent and Registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depositary Procedures

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the “Indirect Participants”), including Euroclear and Clearstream, Luxembourg. DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other person’s ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant and not on the records maintained by DTC.

DTC has advised us that, pursuant to DTC’s procedures, DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC, indirectly through organizations that have accounts with Direct Participants, including Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in Euroclear or Clearstream, Luxembourg. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Clearstream Banking S.A. is the operator and depository of Clearstream, Luxembourg (each a “Nominee” of Euroclear and Clearstream, Luxembourg, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, Luxembourg, respectively. Euroclear and Clearstream, Luxembourg must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers’ securities accounts held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes see “—Transfers of Interests in Global Notes for Certificated Notes.”

Except as described in “—Transfers of Interests in Global Notes for Certificated Notes,” owners of beneficial interests in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the Exchange Notes are registered (including Exchange Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of

DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither we, the Guarantors, the Trustee nor any agent of ours, the Guarantors or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Exchange Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant’s respective ownership interests in the Global Notes as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. None of we, the Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

The Global Notes will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream, Luxembourg) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in any Global Notes through Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the Exchange Notes through Euroclear or Clearstream, Luxembourg, on the other hand, will be effected by Euroclear’s or Clearstream, Luxembourg’s respective Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream, Luxembourg and within their established deadlines. Indirect Participants who hold interests in the Exchange Notes through Euroclear and Clearstream, Luxembourg may not deliver instructions directly to Euroclear or Clearstream, Luxembourg’s Nominee. Euroclear or Clearstream, Luxembourg will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear’s or Clearstream, Luxembourg’s behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences the securities accounts of an Indirect Participant who holds an interest in the Exchange Notes through Euroclear or Clearstream, Luxembourg purchasing an interest in a Global Note from a Direct Participant in DTC will be credited and any such crediting will be reported to Euroclear or Clearstream, Luxembourg during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream, Luxembourg customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or Clearstream Luxembourg immediately following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for Exchange Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See “—Transfers of Interests in Global Notes for Certificated Notes.”

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Guarantors or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Transfers of Interests in Global Notes for Certificated Notes

An entire Global Note may be exchanged for definitive Exchange Notes in registered, certificated form without interest coupons (“Certificated Notes”) if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (iii) upon the request of the Trustee or Holders of a majority of the outstanding principal amount of Notes, after there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Exchange Notes.

Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC’s customary procedures).

None of we, the Guarantors or the Trustee will be liable for any delay, by the holder of any Global Note or DTC in identifying the beneficial owners of Exchange Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

The Indenture will require that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES

FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material United States federal income tax consequences of the exchange of outstanding notes for exchange notes as of the date hereof. Except where noted, this summary deals only with investors who hold the outstanding notes and will hold the exchange notes as capital assets, and does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid federal income tax or life insurance companies;

•	tax consequences to persons holding outstanding notes or exchange notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of outstanding notes or exchange notes whose “functional currency” is not the USD;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

If you are considering the exchange of outstanding notes for exchange notes, you should consult your own tax advisors concerning the United States federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Exchange of Outstanding Notes for Exchange Notes

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to holders. Rather, the exchange notes will be treated as a continuation of the outstanding notes for U.S. federal income tax purposes, and are referred to together as “notes” in this summary of federal income tax consequences. Accordingly, no gain or loss will be recognized by a holder upon receipt of an exchange note, the initial basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange, and the holding period for the exchange note will include the holding period for the outstanding note.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2008, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus, as it may be amended or supplemented from time to time, to any broker-dealer that requests it in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes and exchange notes, including any broker-dealers, and persons who control such holders, against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by our counsel, Hogan & Hartson, LLP, McLean, Virginia.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Primus Telecommunications Group, Incorporated and subsidiaries’ Current Report on Form 8-K filed on or about June 25, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph regarding the Company’s adoption of a new accounting standard, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Until                     , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article X of our Amended and Restated By-Laws provides that we, to the full extent permitted by Section 145 of the DGCL, shall indemnify all of our past and present directors and may indemnify all of our past or present employees or other agents. To the extent that a director, officer, employee or agent of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified by us against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by us in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

As permitted by Section 102(b)(7) of the DGCL, Article 11 of our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director’s duty of loyalty to us or our stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for the unlawful payment of dividends on or redemption of our capital stock; or

(iv) for any transaction from which the director derived an improper personal benefit.

We have obtained a policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference. References to filings by “the Company” are the filings of Primus Telecommunications Group, Incorporated.

Exhibit Number	Description
3.1	First Amended and Restated Certificate of Incorporation of Primus; Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-8, No. 333-56557 (the “S-8 Registration Statement”).

3.2	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of Primus; Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 10-K”).

3.3	Amended and Restated Bylaws of Primus; Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

3.4	Registration Rights Agreement dated December 31, 2002, concerning the rights of the former holders of the Company’s Series C Convertible Preferred Stock (the “2002 Registration Rights Agreement”); Incorporated by reference to the Company’s Form 8-K filed with the SEC on January 2, 2003.

3.5	Amendment No. 1 to the 2002 Registration Rights Agreement; Incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-3, No. 333-110234 (the “Common Resale Registration”).

4.1	Specimen Certificate of Primus Common Stock; Incorporated by reference to Exhibit 4.1 of the IPO Registration Statement.

4.2	Form of Indenture of Primus, between Primus and Wachovia, N.A. including therein the form of the notes; Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4, No. 333-114981; filed with the SEC on April 29, 2004.

4.3	Intentionally left blank.

4.4	Intentionally left blank.

4.5	Contractual/Governance Agreement dated November 4, 2003, the Company and certain stockholders; Incorporated by reference to Exhibit 99.1 of the Common Resale Registration.

4.6	Indenture, dated February 27, 2006, between the Company and U.S. Bank National Association, as Trustee, concerning the Step Up Convertible Subordinated Debentures due 2009, including therein the form of the debentures; Incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K file on March 2, 2006.

4.7	Intentionally left blank.

4.8	Rights Agreement, dated as of December 23, 1998, between Primus and StockTrans, Inc., including the Form of Rights Certificate (Exhibit A), the Certificate of Designation (Exhibit B) and the Form of Summary of Rights (Exhibit C); Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, No. 0-29092 filed with the Commission on December 30, 1998.

4.9	Amendments to Rights Agreement, dated as of December 30, 2002 and May 2, 2003, between Primus and StockTrans, Inc.; Incorporated by reference to Exhibit 4.19 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and Exhibit 4(a) of the Company’s Current Report on Form 8-K dated May 2, 2003, respectively.
4.10	Form of legend on certificates representing shares of Common Stock regarding Series B Junior Participating Preferred Stock Purchase Rights; Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, No. 0-29092 filed with the Commission on December 30, 1998.

4.11	Intentionally left blank.

4.12	Intentionally left blank.

Exhibit Number	Description
4.13	Intentionally left blank.

4.14	Indenture, dated October 15, 1999, between the Company and First Union National Bank including therein the form of the notes; Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4, No. 333-90179, filed with the SEC on November 2, 1999.

4.15	Intentionally left blank.

4.16	Intentionally left blank.

4.17	Intentionally left blank.

4.18	Intentionally left blank.

4.19	Intentionally left blank.

4.20	Indenture dated as of September 15, 2003 between the Company and Wachovia Bank, National Association, concerning the Company’s 3 3/4% convertible notes, including therein the forms of the notes; Incorporated by reference to Exhibit 4.1 of Post-Effective Amendment No. 1 (No. 333-109902) to the Company’s Registration Statement on Form S-3.

4.21	Registration Rights Agreement among Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc. and the Purchasers of 5.00% Exchangeable Senior Notes dues 2009 of Primus Telecommunications Holding, Inc.; Incorporated by reference to Exhibit 4.25 to the Company’s Registration Statement on Form S-3, No. 333-135838, filed with the SEC on July 18, 2006 (the “5.00% S-3”).

4.22	Form of Senior Debt Indenture under Universal Shelf Registration Statement on Form S-3 (No. 333-110241) (the “Universal S-3”); Incorporated by reference to Exhibit 4.3 of the Universal S-3.

4.23	Form of Subordinated Debt Indenture under Universal S-3; Incorporated by reference to Exhibit 4.4 of the Universal S-3.

4.24	Form of Indenture among Primus Telecommunications Holding, Inc., Primus Telecommunications Group, Incorporated and U.S. Bank National Association, as Trustee, relating to the 5.00% Exchangeable Senior Notes due 2009 of Primus Telecommunications Holding, Inc.; Incorporated by reference to Exhibit 4.24 to the 5.00% S-3.

4.25	Registration Rights Agreement of Primus Telecommunications IHC, Inc., dated February 26, 2007 concerning its 14 1/4% Senior Secured Notes due 2011 (the “14 1/4% Second Lien Notes”); Incorporated by reference to Exhibit 4.3 of the current report on Form 8-K/A dated as of February 23, 2007.

4.26	Indenture, dated as of February 26, 2007, between Primus Telecommunications IHC, Inc., Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., and U.S. Bank National Association, as Trustee concerning the 14 1/4% Second Lien Notes (the 14 1/4% Notes Indenture”). Incorporated by reference to Exhibit 4.2 of the current report on Form 8-K/A dated as of February 23, 2007.

4.27	Collateral Agreement, dated as of February 26, 2007, made by each of the signatories (together with any future party hereto), in favor of U.S. Bank National Association, as collateral agent for the holders of the 14 1/4% Second Lien Notes issued by Primus Telecommunications IHC, Inc. pursuant to the 14 1/4% Notes Indenture; Incorporated by reference to Exhibit 4.4 of the Company’s amended current report on Form 8-K/A dated March 16, 2007.

4.28	Intercreditor Agreement, dated as of February 26, 2007, among Primus Telecommunications Holding, Inc., Primus Telecommunications Group, Incorporated, Primus Telecommunications IHC, Inc., Lehman Commercial Paper Inc., as administrative agent for the participants under the Term Loan Agreement, and U.S. Bank National Association, as collateral agent for the 14 1/4% Second Lien Notes; Incorporated by reference to Exhibit 4.5 of the current report on Form 8-K/A dated as of February 23, 2007.

Exhibit Number	Description
5.1	Opinion of Hogan & Hartson LLP.**

10.1	Term Loan Agreement, dated as of February 18, 2005 (the “Term Loan Agreement”); Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K dated February 25, 2005.

10.2	Guarantee and Collateral Agreement, dated as of February 18, 2005 (the “Term Loan Agreement”); Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K dated February 25, 2005.

10.3	Second Amendment, dated as of February 22, 2007, to the Term Loan Agreement, dated as of February 18, 2005 (as amended, supplemented or otherwise modified in writing from time to time), among Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as advisor, Lehman Commercial Paper Inc., as syndication agent and administrative agent; Incorporated by reference to Exhibit 10.1 of the Company’s amended current report on Form 8-K/A dated March 16, 2007.
10.4	Senior Secured Credit Agreement dated as of March 27, 2007 (the “Credit Agreement”) among Primus Telecommunications Canada, Inc. (“Primus Canada”) as Borrower, 3082833 Nova Scotia Company, as an Obligor, Guggenheim Corporate Funding, LLC, as administrative agent and collateral agent, and the Lenders from time to time parties thereto; Incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K dated March 27, 2007.

12.1	Computation of Ratio of Earnings to Fixed Charges.*

21.1	Subsidiaries of Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included on signature page).

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of U.S. Bank National Association.*

99.1	Form of Letter of Transmittal.**

99.2	Form of Notice of Guaranteed Delivery.**

99.3	Form of Letter from the Registrants to Registered Holders and Depository Trust Company Participants.**

99.4	Form of Instructions from Beneficial Owners to Registered Holders and Depository Trust Company Participants.**

99.5	Form of Letter to Clients.**

*	Filed herewith.
**	To be filed by amendment.

Item 22.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the action has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, each such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on the 25th day of June, 2007.

Primus Telecommunications IHC, Inc.

By:
K. Paul Singh
President

Primus Telecommunications Holding, Inc.

By:
K. Paul Singh
President

Primus Telecommunications Group, Incorporated

By:
K. Paul Singh
Chairman of the Board, President and Chief Executive Officer

Primus Telecommunications, Inc.

By:
K. Paul Singh
President

TresCom International, Inc.

By:
K. Paul Singh
President

Least Cost Routing, Inc.

By:
K. Paul Singh
President

TresCom U.S.A., Inc.

By:
K. Paul Singh
President

iPRIMUS USA, Inc.

By:
K. Paul Singh
President

iPRIMUS.com, Inc.

By:
K. Paul Singh
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below with respect to any of the respective registrants hereby constitutes and appoints John F. DePodesta, Thomas R. Kloster and Tracy B. Lawson, or any of them acting individually, as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, including as an individual or as an officer or director authorized to act on behalf of any of the entities listed below, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite their name.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

PRIMUS TELECOMMUNICATIONS IHC, INC.

Signature	Title	Date

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Chief Financial Officer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Treasurer (Principal Accounting Officer)	June 25, 2007

PRIMUS TELECOMMUNICATIONS, INC.

Signature	Title	Date

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Chief Financial Officer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Treasurer (Principal Accounting Officer)	June 25, 2007

TRESCOM INTERNATIONAL, INC.

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Treasurer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Assistant Treasurer (Principal Accounting Officer)	June 25, 2007

LEAST COST ROUTING, INC.

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Treasurer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Assistant Treasurer (Principal Accounting Officer)	June 25, 2007

TRESCOM U.S.A., INC.

Signature	Title	Date

/S/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Treasurer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Assistant Treasurer (Principal Accounting Officer)	June 25, 2007

iPRIMUS USA, INC.

/s/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Chief Financial Officer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/S/ TRACY B. LAWSON Tracy B. Lawson	Treasurer (Principal Accounting Officer) and Director	June 25, 2007

iPRIMUS.com, INC.

/S/ K. PAUL SINGH K. Paul Singh	President (Principal Executive Officer) and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Treasurer (Principal Financial Officer) and Director	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Secretary and Director	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Assistant Treasurer (Principal Accounting Officer)	June 25, 2007

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ K. PAUL SINGH K. Paul Singh	Chairman, President, Chief Executive Officer (Principal Executive Officer)	June 25, 2007

/s/ JOHN F. DEPODESTA John F. DePodesta	Executive Vice President, Secretary and Director	June 25, 2007

/s/ THOMAS R. KLOSTER Thomas R. Kloster	Chief Financial Officer (Principal Financial Officer)	June 25, 2007

/s/ TRACY B. LAWSON Tracy B. Lawson	Vice President—Corporate Controller (Principal Accounting Officer)	June 25, 2007

/s/ DAVID HERSHBERG David Hershberg	Director	June 25, 2007

/s/ PRADMAN P. KAUL Pradman P. Kaul	Director	June 25, 2007

/s/ JOHN G. PUENTE John G. Puente	Director	June 25, 2007

/s/ DOUGLAS M. KARP Douglas M. Karp	Director	June 25, 2007

/s/ PAUL G. PIZZANI Paul G. Pizzani	Director	June 25, 2007